      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1998
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     SEMCO ENERGY, INC.                                           SEMCO CAPITAL TRUST
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF
                                                                                         TRUST)
                          MICHIGAN                                                      DELAWARE
                  (STATE OF INCORPORATION)                                      (STATE OF ORGANIZATION)
                         38-2144267                                                     PENDING
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                405 WATER STREET
                           PORT HURON, MICHIGAN 48060
                                 (810) 987-2200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              ROBERT J. DIGAN, II
                           SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                               SEMCO ENERGY, INC.
                                405 WATER STREET
                           PORT HURON, MICHIGAN 48060
                                 (810) 987-2200
(NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                     JEFFREY S. RUPRICH                                              E.N. ELLIS, IV
                   DICKINSON WRIGHT PLLC                                          DEWEY BALLANTINE LLP
                  500 WOODWARD, SUITE 4000                                    1301 AVENUE OF THE AMERICAS
                  DETROIT, MICHIGAN 48226                                       NEW YORK, NEW YORK 10019
                       (313) 223-3500                                                (212) 259-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED
                                                  AMOUNT          MAXIMUM OFFERING          PROPOSED
         TITLE OF EACH CLASS OF                   TO BE              PRICE PER          MAXIMUM AGGREGATE         AMOUNT OF
       SECURITIES TO BE REGISTERED            REGISTERED(1)        SHARE(1)(2)(3)    OFFERING PRICE(1)(2)(3) REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of SEMCO
  Capital Trust..........................
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities of SEMCO Energy, Inc.
  ("SEMCO Energy")(3)....................
---------------------------------------------------------------------------------------------------------------------------------
SEMCO Energy Guarantee with respect to
  Trust Preferred Securities(4)..........
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of SEMCO Energy.............
---------------------------------------------------------------------------------------------------------------------------------
Total....................................      $200,000,000             100%             $200,000,000              $59,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Subject to the following, there is being registered hereunder an indeterminate number of Trust Preferred Securities of SEMCO Capital Trust (the "Trust"), an indeterminate principal amount of SEMCO Energy Subordinated Debentures and SEMCO Energy Medium Term Notes (the Medium Term Notes together with the Subordinated Debentures, the "Debt Securities"), and an indeterminate number of shares of SEMCO Energy Common Stock. The aggregate initial public offering price of all securities issued under this Registration Statement will not exceed $200,000,000, exclusive of accrued interest and dividends (if any). Subordinated Debentures issued to the Trust may later be distributed for no additional consideration to holders of Trust Preferred Securities upon dissolution of the Trust and distribution of its assets. The maximum aggregate offering price is used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2) The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities and is estimated solely for purposes of calculating the registration fee.
(3) Exclusive of accrued interest and dividends.
(4) No separate consideration will be received for the SEMCO Energy Guarantee (the "Trust Guarantee"). Pursuant to Rule 457(n), no separate fee is payable in respect of the Trust Guarantee.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement includes a base prospectus for use with a prospectus supplement or supplements relating to a particular offering of Common Stock, offering of Medium Term Notes or offering of Trust Preferred Securities. A prospectus supplement relating to the proposed offering of Trust Preferred Securities is included with this Registration Statement. A prospectus supplement relating to an offering of Common Stock or an offering of Medium Term Notes or any additional or revised prospectus supplement relating to an offering of Trust Preferred Securities would be filed with the Commission pursuant to Rule 424.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 8, 1998
PROSPECTUS SUPPLEMENT
----------------------------------
(TO PROSPECTUS DATED             , 1998)

                           TRUST PREFERRED SECURITIES

                              SEMCO CAPITAL TRUST
                       % CUMULATIVE TRUST PREFERRED SECURITIES
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS SET FORTH HEREIN, BY

                               SEMCO ENERGY, INC.
                            ------------------------

     The      % Cumulative Trust Preferred Securities (the "Trust Preferred
Securities") offered hereby will evidence preferred undivided beneficial interests, representing 97% undivided beneficial interests in the assets of SEMCO Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"). SEMCO Energy, Inc., a Michigan corporation (the "Company"), will own all the common securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing the remaining 3% undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Preferred Securities and the Trust Common Securities and investing the proceeds thereof in an equivalent amount of the Company's unsecured subordinated deferrable-interest debentures (the "Subordinated Debentures").
                                                        (continued on next page)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE TRUST PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.
                            ------------------------

     Application will be made to list the Trust Preferred Securities on NASDAQ. If so approved, trading of the Trust Preferred Securities on the NASDAQ is expected to commence within a 30 day period after the initial delivery of the Trust Preferred Securities. See "Underwriting."
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                  INITIAL PUBLIC            UNDERWRITING               PROCEEDS
                                                  OFFERING PRICE            DISCOUNTS(1)            TO TRUST(2)(3)
-----------------------------------------------------------------------------------------------------------------------
Per Trust Preferred Security................           $--                      (2)                      $--
-----------------------------------------------------------------------------------------------------------------------
Total.......................................           $--                      (2)                      $--
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) The Company and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the entire proceeds of the sale of the Trust Preferred Securities will be invested in the Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of
    such proceeds $     per Trust Preferred Security (or $          in the
    aggregate); provided, that such compensation for sales of 10,000 or more
    Trust Preferred Securities to a single purchaser will be $     per Trust
    Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(3) Expenses of the offering to be paid by the Company are estimated to be
    approximately $          .
                            ------------------------

     The Trust Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about
               (the "Issue Date") against payment therefor in immediately available funds.
                            ------------------------

                            ------------------------

      The date of this Prospectus Supplement is                  ,      .

(continued from previous page)

     The Subordinated Debentures will be unsecured obligations of the Company and will be subordinate and junior in right of payment to Senior Indebtedness of the Company, as described herein. See "Description of Debt Securities-Subordination" in the accompanying Prospectus. Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions
at the rate of      % per annum (the "Securities Rate"), accruing from the date of original issuance and payable, unless deferred, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution
Date"), commencing on                . The Securities Rate and the Distribution
Dates for the Trust Preferred Securities will correspond to the interest rate and interest payment dates on the Subordinated Debentures, which will constitute substantially all the assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Trust Preferred Securities. THE COMPANY HAS THE RIGHT TO DEFER PAYMENTS OF INTEREST ON THE SUBORDINATED DEBENTURES BY EXTENDING THE INTEREST PAYMENT PERIOD ON THE SUBORDINATED DEBENTURES, AT ANY TIME AND FROM TIME TO TIME, FOR UP TO 20 CONSECUTIVE QUARTERS (EACH, AN "EXTENSION PERIOD"). If interest payments are so deferred, distributions on the Trust Preferred Securities also will be deferred and the Company will not be permitted, subject to certain exceptions described herein, (a) to declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debentures. During any Extension Period, holders of Trust Preferred Securities will be required to include income in the form of original issue discount in their gross income for United States federal income tax purposes in advance of the receipt of the cash payments attributable to such deferred interest. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," "Risk Factors -- Option to Extend Interest Payment Period" and "Material Federal Income Tax Considerations -- Original Issue Discount." Deferred installments of interest on the Subordinated Debentures will bear interest at a rate per annum equal to the Securities Rate, compounded quarterly, to the date of payment to the extent permitted by applicable law. The payment of such deferred interest, together with interest thereon, will be distributed to the holders of the Trust Preferred Securities at the end of any Extension Period as received on the Subordinated Debentures.

     The Trust Securities will be subject to mandatory redemption upon repayment of the Subordinated Debentures at maturity or their earlier redemption. The Subordinated Debentures will be redeemable at the option of the Company, in
whole or in part, from time to time, on or after                ,   or at any
time, in whole, within 90 days following the occurrence of a Tax Event or Investment Company Act Event (either, a "Special Event"). See "Description of the Trust Preferred Securities -- Special Event Redemption." The Company will have the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities -- Distribution of Subordinated Debentures Upon Termination of the Trust." The Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. See "Description of Debt Securities -- Subordination" in the accompanying Prospectus. As of March 31, 1998, Senior Indebtedness of the Company aggregated approximately $195,359,000. If the Subordinated Debentures are distributed to the holders of the Trust Securities, the Company will use its best efforts to have the Subordinated Debentures listed on NASDAQ or on such other exchange as the Trust Preferred Securities are then listed. See "Description of the Trust Preferred Securities -- Distribution of Subordinated Debentures Upon Termination of Trust."

     The payment of distributions on the Trust Preferred Securities will be guaranteed by the Company, but only to the extent that the Trust has funds legally and immediately available to make such distributions (the "Trust Guarantee"). Accordingly, if the Company fails to make required payments on the Subordinated Debentures, the Trust will not have sufficient funds to make the related distributions, and the Trust Guarantee does not apply to the payment of distributions when the Trust does not have sufficient funds legally and immediately available therefor. In such event, to the extent permitted by applicable law, the remedy of a holder of Trust Preferred Securities is to enforce the Property Trustee's rights under the Subordinated

Debentures. See "Description of the Trust Preferred Securities -- Events of Default" and "Relationship Among the Trust Preferred Securities, the Subordinated Debentures and the Trust Guarantee." The Company's obligations under the Trust Guarantee are subordinate and junior in right of payment to all of its other liabilities and will rank pari passu with the most senior preferred stock that may now or hereafter be issued by the Company. See "Description of the Trust Guarantee" in the accompanying Prospectus. The Company has, through the Trust Guarantee, the Subordinated Indenture, the Subordinated Debentures, the Trust Agreement and the Agreement as to Expenses and Liabilities, fully and unconditionally guaranteed, subject to certain subordination provisions, all the Trust's obligations with respect to the Trust Preferred Securities.

     In the event of the redemption of the Subordinated Debentures or the voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Trust Preferred Securities will be entitled to receive, for each Trust Preferred Security, after satisfaction of liabilities of creditors of the Trust (in the case of dissolution, winding-up or termination of the Trust), a liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment (the "Redemption Price"), unless in connection with such dissolution, winding-up or termination, the Subordinated Debentures are distributed to the holders of the Trust Preferred Securities. See "Description of the Trust Preferred Securities -- Liquidation Distribution Upon Dissolution."

     The Trust Preferred Securities initially will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants (as defined herein) in DTC. Except as described herein, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the Trust Preferred Securities-Book-Entry Only Issuance -- The Depository Trust Company."

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE TRUST PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE ENTERING STABILIZING BIDS, THE PURCHASE OF TRUST PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING.

                              SUMMARY OF OFFERING

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms not otherwise defined shall have the meanings assigned in the Glossary.

THE COMPANY...................   SEMCO Energy, Inc. (the "Company") is an
                                 energy-focused holding company and is the parent company to three direct subsidiaries, SEMCO Energy Gas Company, SEMCO Energy
                                 Services, Inc., and SEMCO Energy Ventures, Inc.
                                 A substantial portion of Company's direct subsidiaries' assets are invested in natural gas operations regulated by various regulatory bodies including the Michigan Public Service
                                 Commission. Weather has a significant impact on the Company's revenues.

THE TRUST.....................   SEMCO Capital Trust (the "Trust") is a
                                 statutory business trust created under Delaware law solely for the purpose of holding the Company's Subordinated Debentures and issuing
                                 Trust Preferred Securities and Trust Common
                                 Securities evidencing the entire beneficial interest therein (and engaging in activities necessary, appropriate, convenient or incidental thereto).

THE TRUSTEES..................   NBD Bank will act as property trustee (the
                                 "Property Trustee") of the Trust. Two officers of the Company also will act as trustees (the
                                 "Administrative Trustees") of the Trust. First
                                 Chicago Delaware Inc. will act as an additional trustee (the "Delaware Trustee") under the Subordinated Indenture pursuant to which the Subordinated Debentures will be issued. The
                                 Property Trustee will also act as trustee under the Trust Guarantee (the "Trust Guarantee
                                 Trustee").

                                 The Property Trustee, Delaware Trustee and
                                 Administrative Trustees are sometimes
                                 collectively referred to as the "Trustees."

TRUST PREFERRED SECURITIES
OFFERED.......................   The Trust will offer Trust Preferred Securities
                                 evidencing preferred undivided beneficial
                                 interests in the assets of the Trust. Holders
                                 of the Trust Preferred Securities are entitled
                                 to receive cumulative cash distributions at the
                                 Securities Rate, accruing from the date of
                                 original issuance and payable quarterly in
                                 arrears on March 31, June 30, September 30 and
                                 December 31 of each year (each, a "Distribution
                                 Date"), commencing on                ,
                                           . The Securities Rate and the
                                 Distribution Dates for the Trust Preferred
                                 Securities will correspond to the interest rate and interest payment dates on the Subordinated
                                 Debentures, which will constitute substantially all the assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Trust Preferred Securities. See
                                 "Description of the Trust Preferred Securities" and "Relationship Among the Trust Preferred
                                 Securities, The Subordinated Debentures and
                                 Trust Guarantee" herein.

RECORD DATE...................   The record date for each Distribution Date will
                                 be the close of business on the 15th calendar day prior to such Distribution Date ("Record
                                 Date").

SUBORDINATED DEBENTURES.......   The Trust will invest the proceeds from the
                                 issuance of the Trust Securities in an
                                 equivalent amount of Subordinated Debentures
                                 due                . The Subordinated
                                 Debentures will be subordinate and junior in right of payment to all indebtedness for borrowed money and other obligations of the Company included in the definition of Senior
                                 Indebtedness. See "Description of Debt
                                 Securities -- Subordination" in the
                                 accompanying Prospectus.

TRUST GUARANTEE...............   The payment of distributions on the Trust
                                 Preferred Securities is guaranteed by the Company under the Trust Guarantee, but only to the extent the Trust has funds legally and immediately available to make such distributions. Accordingly, if the Company does not make required payments on the Subordinated
                                 Debentures, the Trust will not have sufficient funds to make distributions on the Trust
                                 Preferred Securities, and the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds legally and immediately available therefor. The obligations of the Company under the Trust Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu with the most senior preferred stock that may now or hereafter be issued by the Company. See "Risk Factors --
                                 Ranking of and Rights under the Trust
                                 Guarantee" herein and "Description of Trust
                                 Guarantee" in the accompanying Prospectus. The
                                 Company has, through the Trust Guarantee, the Subordinated Indenture, the Subordinated
                                 Debentures, the Trust Agreement and the
                                 Agreement as to Expenses and Liabilities, fully and unconditionally guaranteed, subject to certain subordination provisions, all the
                                 Trust's obligations with respect to the Trust
                                 Preferred Securities. See "Risk Factors --
                                 Ranking of and Rights under the Trust
                                 Guarantee."

INTEREST DEFERRAL.............   The Company has the right to defer payments of
                                 interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, at any time and from time to time, for up to 20 consecutive quarters
                                 (each, an "Extension Period"), but not beyond the stated maturity of the Subordinated
                                 Debentures. The only restrictions on the Company's ability to defer payments of interest are that during the Extension Period the Company may not, with certain exceptions, (a) declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and
                                 (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debentures. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated
                                 Debentures.

                                 If interest payments on the Subordinated
                                 Debentures are deferred, distributions on the Trust Preferred Securities will also be deferred. During an Extension Period, holders of Trust Preferred Securities will be required to include income in the form of original issue discount ("OID") in their gross income for federal income tax purposes in advance of the receipt of the cash payments attributable to such deferred interest. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period" and

                                 "Material Federal Income Tax Considerations -- Original Issue Discount." Deferred installments of interest will bear interest at a rate per annum equal to the Securities Rate, compounded quarterly, to the date of payment to the extent permitted by applicable law.

REDEMPTION; DISTRIBUTION......   The Trust Preferred Securities are subject to
                                 mandatory redemption upon repayment of the
                                 Subordinated Debentures at maturity or their
                                 earlier redemption. The Subordinated Debentures
                                 are redeemable by the Company, in whole or in
                                 part, from time to time on or after
                                                ,                , or at any
                                 time, in whole, within 90 days following the occurrence of a Special Event. If a partial redemption of the Subordinated Debentures would result in the delisting of the Trust Preferred
                                 Securities, the Company may redeem the
                                 Subordinated Debentures only in whole. Any partial redemption of the Subordinated
                                 Debentures will be effected by the redemption of an equivalent liquidation amount of Trust
                                 Securities, to be allocated approximately 97% to the Trust Preferred Securities and 3% to the Trust Common Securities. See "Description of the Trust Preferred Securities -- Redemption" and "-- Special Event Redemption."

                                 The Company will have the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. This right is optional and wholly within the discretion of the Company. Circumstances under which the Company may determine to exercise such right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to the Company or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Trust Preferred Securities. See "Description of the Trust Preferred Securities -- Special Event Redemption."

SPECIAL EVENT.................   A "Special Event" means a Tax Event or an
                                 Investment Company Act Event. A "Tax Event" means that the Administrative Trustees and the Company shall have received an opinion of counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of (a) any amendment to, or change
                                 (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, (ii) interest payable on the Subordinated Debentures would not be deductible by the Company for United
                                 States federal income tax purposes, or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Issue Date.
                                 An "Investment

                                 Company Act Event" means that the
                                 Administrative Trustees and the Company shall have received an opinion of counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"). See "Risk Factors -- Special Event Redemption or Distribution."

REDEMPTION PRICE..............   In the event of the redemption of the Trust
                                 Securities or other termination of the Trust without distribution of the Subordinated
                                 Debentures, each holder of a Trust Preferred
                                 Security shall be entitled to receive a
                                 liquidation amount of $25 plus accrued and unpaid distributions thereon (including any interest thereon) to the date of payment.

                                  RISK FACTORS

     Prospective purchasers of Trust Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should consider particularly the following matters:

RANKING OF AND RIGHTS UNDER THE SUBORDINATED DEBENTURES

     No amounts will be available to make payments on the Trust Preferred Securities except from payments made on the Subordinated Debentures. The obligations of the Company under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. As of March 31, 1998, Senior Indebtedness of the Company aggregated approximately $195,359,000.

     The Company conducts its business through subsidiaries. Accordingly, the ability of the Company to meet its obligations under the Subordinated Debentures will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Company. In addition, the rights of the Company and its creditors to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiaries' creditors. There are no terms in the Trust Agreement, the Subordinated Debentures or the Trust Guarantee that limit the Company's ability to incur additional indebtedness, including Senior Indebtedness or that limit the ability of the Company's subsidiaries to issue debt. See "Description of Trust Guarantee" and "Description of Debt Securities -- Subordination" in the accompanying Prospectus.

RANKING OF AND RIGHTS UNDER THE TRUST GUARANTEE

     The Company's obligations under the Trust Guarantee are subordinate and junior in right of payment to all liabilities of the Company and will be pari passu with the most senior preferred stock that may be issued by the Company. If the Company were to default in its obligation to make payments on the Subordinated Debentures, the Trust would lack available funds for payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and in such event holders of the Trust Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Subordinated Indenture, at any time, and from time to time, to defer payments of interest on the Subordinated Debentures for a period of up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the stated maturity of the Subordinated Debentures. Prior to the termination of any Extension Period, the Company may further defer payments of interest; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. During an Extension Period, the Company will have the right to make partial payments of interest on any Interest Payment Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. Deferred installments of interest on the Subordinated Debentures will bear interest at a rate per annum equal to the Securities Rate, compounded quarterly, to the date of payment to the extent permitted by applicable law. The payment of such deferred interest, together with any interest thereon, will be passed through to the holders of the Trust Preferred Securities as received at the end of any Extension Period.

     The only restrictions on the Company's ability to defer payments of interest are that during any Extension Period the Company may not, with certain exceptions, (a) declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debentures. See "Description of the Trust Preferred Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period" and "-- Certain Covenants."

     Should the Company exercise its right to defer payments of interest, each holder of Trust Preferred Securities will be required to include income in the form of OID in its gross income for United States federal income tax purposes in respect of the deferred interest allocable to its Trust Preferred Securities. As a result, holders of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holders dispose of their Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Material Federal Income Tax Considerations -- Original Issue Discount" and "-- Sale of Trust Preferred Securities." INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST PREFERRED SECURITIES.

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might receive a different return on its investment than a holder that continues to hold its Trust Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Trust Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other similar securities that do not have such rights.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event, the Company will have the option, within 90 days following the occurrence thereof, to redeem the Subordinated Debentures in cash (with the result that the Trust Securities will be redeemed). In addition, the Company will have the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities -- Special Event Redemption" and "Distribution of Subordinated Debentures Upon Termination of the Trust."

     There can be no assurance as to the market price for the Subordinated Debentures that may be distributed in exchange for Trust Preferred Securities if a termination or liquidation of the Trust were to occur. Accordingly, the Subordinated Debentures that the investor may receive on termination and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby. See "Description of the Trust Preferred Securities -- Distribution of Subordinated Debentures Upon Termination of the Trust."

LIMITED VOTING RIGHTS

     Holders of Trust Preferred Securities will have limited voting rights and, except for the rights of holders of Trust Preferred Securities to appoint a substitute Property Trustee or Delaware Trustee under certain circumstances, will not be entitled to vote to appoint, remove or replace any of the Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See "Description of the Trust Preferred Securities -- Voting Rights."

TRADING CHARACTERISTICS OF TRUST PREFERRED SECURITIES

     The Trust Preferred Securities are expected to be listed on NASDAQ, subject to official notice of issuance. The Trust Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued but unpaid distributions; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest with respect to the Trust Preferred Securities that is not included in the trading price thereof. If a Trust Preferred Security is disposed of prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to a U.S. holder for tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Security. If an Extension Period occurs, interest on the Subordinated Debentures will be included in the gross income of U.S. holders of Trust Preferred Securities as it accrues rather than when it is paid. Should an Extension Period occur, a holder who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon would be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as OID, and to add such amount to his adjusted tax basis in his pro rata share of the related Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Material Federal Income Tax Considerations -- Original Issue Discount" and "-- Sale of Trust Preferred Securities."

     The trading price of the Trust Preferred Securities is likely to be sensitive to the level of interest rates generally. If interest rates rise in general, the trading price of the Trust Preferred Securities may decline to reflect the additional yield requirements of the purchasers. Conversely, a decline in interest rates may increase the trading price of the Trust Preferred Securities, although any increase will be moderated by the Company's ability to redeem the Subordinated Debentures, in whole or in part, at any time on or after
               , at a redemption price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest. In addition, because holders of Trust Preferred Securities will be paid only from payments on the Subordinated Debentures and may receive Subordinated Debentures upon the termination of the Trust, prospective purchasers of Trust Preferred Securities are making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein. See "Description of the Trust Preferred Securities -- Distribution of Subordinated Debentures Upon Termination of the Trust" and "Description of the Subordinated Debentures."

     Prior to this offering, there has been no public market for the Trust Preferred Securities, and there can be no assurance that an active public market for the Trust Preferred Securities will develop or, if one does develop, that it will be sustained after this offering. See "Plan of Distribution" in the accompanying Prospectus.

     In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities at levels above those which might otherwise prevail in the open market, including entering stabilizing bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases. See "Underwriting."

RISKS OF INVESTMENT IN TRUST

     The Trust is not organized as a corporation and is subject to the separate and different rules applicable to entities organized as a business trust. See "SEMCO Capital Trust." However, as with an investment in the Company, an investment in the Trust involves risks associated with operating conditions, competitive factors, economic conditions, industry conditions and equity market conditions.

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Subordinated Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company.

                              SEMCO CAPITAL TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on July 7, 1998. The business of the Trust is set forth in a trust agreement dated July 7, 1998 and executed by the Company, as Depositor, the Administrative Trustees and the Delaware Trustee thereunder. This trust agreement will be amended and restated in its entirety on the Issue Date substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part (as amended and restated the "Trust

Agreement"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of 50 years from its creation, but may terminate earlier as provided in the Trust Agreement.

     Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all of the Trust Preferred Securities. The Company will acquire all of the Trust Common Securities, which will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of a Subordinated Indenture Event of Default, the rights of the holders of Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities as provided in the Trust Agreement.

     The Trust's business and affairs will be conducted by the Trustees, which shall be appointed by the Company as the holder of the Trust Common Securities. Two officers of the Company will initially serve as Administrative Trustees. NBD Bank will serve as Property Trustee and will hold legal title to the Subordinated Debentures issued by the Company on behalf of the Trust and the holders of the Trust Securities. First Chicago Delaware Inc. will serve as Delaware Trustee. In certain circumstances, the holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to appoint a substitute Property Trustee or Delaware Trustee. See "Description of the Trust Preferred Securities -- Events of Default."

     The Property Trustee will hold legal title to the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities and will have the power, with certain exceptions, to exercise all rights, powers and privileges under the Subordinated Indenture as the holder of the Subordinated Debentures. To the extent payments in respect of the Subordinated Debentures are made to the Property Trustee, the Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities. Subject to the right of the holders of the Trust Preferred Securities to appoint a substitute Property Trustee or Delaware Trustee under certain circumstances, the Company, as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any of the Trustees.

     The Subordinated Debentures will constitute substantially all of the assets of the Trust. Other assets that may constitute "Trust Property" (as that term is defined in the Trust Agreement) include any cash on deposit in, or owing to, the payment account as established under the Trust Agreement, as well as any other property or assets held by the Property Trustee pursuant to the Trust Agreement. In addition, the Trust may, from time to time, receive cash from the Company pursuant to the Agreement as to Expenses and Liabilities.

     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Business Trust Act, and the Trust Indenture Act. See "Description of the Trust Preferred Securities."

     The Trust's office in the State of Delaware is c/o First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801. The principal place of business of the Trust shall be c/o the Company, 405 Water Street, Port Huron, Michigan 48060, telephone number (810) 987-2200.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee with respect to the Trust Agreement, as well as the Trust Guarantee, for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement, the Delaware Business Trust Act, and those made part of the Trust Agreement by the Trust Indenture Act. The following summary of the principal terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part, as well as the Trust Indenture Act.

GENERAL

     The Trust Agreement authorizes the Administrative Trustees, on behalf of the Trust, to issue the Trust Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Trust Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Trust Common Securities will be owned by the Company. The Trust Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Trust Preferred Securities, except that upon the occurrence of a Subordinated Indenture Event of Default, the rights of the holders of the Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness for borrowed money by the Trust. Pursuant to the Trust Agreement, the Property Trustee will own and hold the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Trust Guarantee" in the accompanying Prospectus. The Trust Guarantee does not cover payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise in respect of the Trust Preferred Securities when the Trust does not have legally and immediately available funds sufficient to make such distributions or payments. In such event, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities may direct the Property Trustee to enforce its rights under the Subordinated Debentures. In addition, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the due dates specified or provided for in the Subordinated Debentures. The above mechanisms and obligations, together with the Company's obligations under the Agreement as to Expenses and Liabilities, provide a full and unconditional guarantee, subject to certain subordination provisions, by the Company of the payments due on the Trust Preferred Securities.

DISTRIBUTIONS

     Distributions on the Trust Preferred Securities will be fixed at the Securities Rate, will be cumulative and will accrue from the Issue Date and, except in the event of an Extension Period, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on
                 ,      . In the event that any date on which distributions are
to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee in New York, New York or the Subordinated Indenture Trustee is closed for business.

     Distributions payable on any Distribution Date will be payable to the holders of record on the Record Date for such Distribution Date, which is the close of business on the fifteenth calendar day preceding such Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust

Company" below. The amount of distributions payable for any period will be computed on the basis of a 360 day year of twelve 30-day months.

     The Company has the right under the Subordinated Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures (each, an "Extension Period") which, if exercised, would defer quarterly distributions on the Trust Preferred Securities during any such extended interest payment period. Deferred installments of interest on the Subordinated Debentures will bear interest at a rate per annum equal to the Securities Rate, compounded quarterly, to the date of payment to the extent permitted by applicable law. During an Extension Period, the Company will have the right to make partial payments of interest on any Interest Payment Date. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid, if funds are legally available therefor, to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the Record Date next following the termination of such Extension Period. See "Description of the Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     Distributions on the Trust Preferred Securities must be paid on the Distribution Dates to the extent that the Trust has funds legally and immediately available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received under the Subordinated Debentures. See "Description of the Subordinated Debentures."

REDEMPTION

     The Trust Preferred Securities are subject to mandatory redemption upon repayment of the Subordinated Debentures at maturity or their earlier
redemption. The Subordinated Debentures will mature on                  ,
and may be redeemed, in whole or in part, at the option of the Company, at any
time on or after                  ,      or at any time in whole within 90 days
following the occurrence of a Special Event, in each case at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest (including any Additional Interest) to the Redemption Date. Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem a like liquidation amount of Trust Preferred Securities upon not less than 30 nor more than 60 days' notice, at the Redemption Price. See "Description of the Subordinated Debentures -- Optional Redemption." If a partial redemption of the Subordinated Debentures would result in the delisting of the Trust Preferred Securities, the Company may redeem the Subordinated Debentures only in whole. In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities to be redeemed will be selected as described under "Book-Entry Only Issuance -- The Depository Trust Company" below. If the Trust Preferred Securities are no longer in book-entry only form, the Trust Preferred Securities to be redeemed will be selected by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the aggregate liquidation amount of Trust Preferred Securities of a denomination larger than $25 provided, however, that before undertaking the redemption of the Trust Preferred Securities on other than a pro rata basis, the Property Trustee shall have received an opinion of counsel that the status of the Trust as a grantor trust for United States federal income tax purposes would not be adversely affected.

     The Redemption Price for each Trust Preferred Security shall equal the liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment.

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Special Event at any time, the Company will have the option to redeem, within 90 days following the occurrence thereof, the Subordinated Debentures in whole (and thus cause the redemption of the Trust Preferred Securities in whole) (see "Description of the Subordinated Debentures --Optional Redemption"). A Special Event is either a Tax Event or an Investment Company Act Event.

     A "Tax Event" means that the Administrative Trustees and the Company shall have received an opinion of counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, (ii) interest payable on the Subordinated Debentures would not be deductible by the Company for United States federal income tax purposes, or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Issue Date.

     An "Investment Company Act Event" means that the Administrative Trustees and the Company shall have received an opinion of counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the 1940 Act, which change becomes effective on or after the Issue Date.

DISTRIBUTION OF SUBORDINATED DEBENTURES UPON TERMINATION OF TRUST

     The Company will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, cause the Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. See "Liquidation Distribution Upon Dissolution" below. This right is optional and wholly within the discretion of the Company. Circumstances under which the Company may determine to exercise such right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to the Company or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in the applicable definition under the Subordinated Debenture Indenture, or changes in the accounting requirements applicable to the Trust Preferred Securities.

     If Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on NASDAQ or on such other exchange as the Trust Preferred Securities are then listed. After the date for any distribution of Subordinated Debentures upon termination of the Trust, (i) the Trust Preferred Securities and the Trust Guarantee will no longer be deemed to be outstanding,
(ii) the depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Preferred Securities not held by the depositary or its nominee will be deemed to represent Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the Securities Rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Trust Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities.

REDEMPTION PROCEDURES

     In the event that fewer than all of the Trust Securities are to be redeemed, then the aggregate liquidation amount of the Trust Securities to be redeemed shall be allocated 97% to the Trust Preferred Securities and 3% to the Trust Common Securities.

     The Trust Preferred Securities redeemed on each redemption date shall be redeemed at the Redemption Price as defined in the Trust Agreement with the proceeds from the contemporaneous redemption of the

Subordinated Debentures. The Redemption Price of Trust Preferred Securities shall be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of such Redemption Price.

     If the Property Trustee gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), then, by 2:00 P.M., New York City time, on the redemption date, subject to the immediately preceding paragraph, the Property Trustee will irrevocably deposit with the securities depositary, so long as the Trust Preferred Securities are in book-entry only form, sufficient funds to pay the applicable Redemption Price. See "Book-Entry Only Issuance -- The Depository Trust Company" below. If the Trust Preferred Securities are not in book-entry only form, the Property Trustee, subject to the immediately preceding paragraph, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Trust Preferred Securities certificates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee, distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from such redemption date originally established by the Trust for such Trust Preferred Securities to the date such Redemption Price is actually paid. See "-- Events of Default" below, "Relationship Among the Trust Preferred Securities, the Subordinated Debentures and the Trust Guarantee" herein and "Description of Trust Guarantee -- Events of Default" in the accompanying Prospectus.

     Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or any of its affiliates may, at any time and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as the initial securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global Trust Preferred Securities certificates will be issued, representing in the aggregate the total number of Trust Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing company" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing companies and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Trust Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Trust Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices with respect to Trust Preferred Securities registered in book-entry only form shall be sent to Cede & Co. as DTC's nominee. If less than all of the Trust Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in the Trust Preferred Securities in accordance with its procedures.

     Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an "Omnibus Proxy" to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Trust Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions, redemption proceeds and other payments in respect of the Trust Preferred Securities will be made to Cede & Co., as the nominee of DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of each such Participant and not of DTC, the Trust, any Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions, redemption proceeds and other amounts to Cede & Co., as nominee of DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of each of the Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Trust Preferred Security will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Trust Preferred Security.

     DTC may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained within 90 days, Trust Preferred Securities certificates will be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Trust Preferred Securities. In that event, certificates for the Trust Preferred Securities will be printed and delivered to the holders of record.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but the Company and the Trust take no responsibility for the accuracy thereof. The Trust has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Trust Agreement, the Trust shall terminate on
                 ,      or earlier upon (i) the occurrence of a Bankruptcy Event
(as defined in the Trust Agreement) in respect of the Company, dissolution or liquidation of the Company, or dissolution of the Trust pursuant to a judicial decree; (ii) the delivery of written direction to the Property Trustee by the Company, as Depositor, at any time (which direction is optional and wholly within the discretion of the Company, as Depositor) to terminate the Trust and distribute the Subordinated Debentures to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of the Trust (See "--Special Event Redemption" above); or (iii) the payment at maturity or redemption of all of the Subordinated Debentures, and the consequent payment of the Trust Common Securities.

     If an early termination occurs as described in clause (i) or (ii) above, the Trust shall be liquidated, and the Property Trustee shall distribute to each holder of Trust Preferred Securities and Trust Common Securities, after the satisfaction of liabilities to creditors of the Trust, a like principal amount of Subordinated Debentures, unless in the case of an event described in clause
(i) such distribution is determined by the Administrative Trustees not to be practical, in which event such holders will be entitled to receive, out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors, an amount equal to the aggregate of the liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder of the Trust Common Securities will be entitled to receive payments upon any such dissolution pro rata with the holders of the Trust Preferred Securities, except that if a Subordinated Indenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Trust Common Securities.

EVENTS OF DEFAULT

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement ("Trust Agreement Event of Default") with respect to the Trust Securities issued thereunder (whatever the reason for such Trust Agreement Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of an "Event of Default," as defined in the Subordinated Indenture, with respect to the Subordinated Debentures ("Subordinated Indenture Event of Default") (See "Description of Debt Securities -- Events of Default, Notice and Waiver" and "Additional Description of Subordinated Debentures to be Issued to Trust -- Subordinated Indenture Additional Events of Default" in the accompanying Prospectus); or

          (ii) default by the Trust in the payment of any Distribution (as defined in the Trust Agreement) when it becomes due and payable, and the continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price (as defined in the Trust Agreement) of any Trust Preferred Security or Trust Common Security when it becomes due and payable; or

          (iv) default in the performance, or breach, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustees by the holders of at least 25% in liquidation amount of the outstanding Trust Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of a Bankruptcy Event (as defined in the Trust Agreement) with respect to the Trust.

     Within 90 days after the occurrence of any default under the Trust Agreement known to the Property Trustee, the Property Trustee shall transmit notice of any such default to the holders of Trust Securities, the Administrative Trustees and the Company, unless such default shall have been cured or waived. For such purpose, the term "default" means any event which is, or after notice or lapse of time or both would become, a Trust Agreement Event of Default.

     If a Subordinated Indenture Event of Default occurs and is continuing, then, pursuant to the Trust Agreement, (i) the holders of Trust Preferred Securities will rely on the enforcement by the Property Trustee of its rights against the Company as the holder of the Subordinated Debentures and (ii) the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures subject to limited exceptions specified in the Trust Agreement. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Trust Preferred Securities may, to the extent permitted by applicable law and as provided in the Trust Agreement, institute a legal proceeding against the Company to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. Notwithstanding the foregoing, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the due dates specified in the Subordinated Debentures. See "Relationship Among the Trust Preferred Securities, the Subordinated Debentures and the Trust Guarantee" herein and "Description of Trust Guarantee -- Events of Default" in the accompanying Prospectus.

     Unless a Subordinated Indenture Event of Default shall have occurred and be continuing, the Trustees may be removed at any time by act of the holder of the Trust Common Securities. If a Subordinated Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by act of the holders of a majority in liquidation amount of the Trust Preferred Securities, delivered to the appropriate Trustee (in its individual capacity and on behalf of the Trust). No resignation or removal of any Trustee and no appointment of a successor shall be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

     If a Subordinated Indenture Event of Default has occurred and is continuing, the holders of Trust Preferred Securities shall have a preference over the holders of Trust Common Securities upon dissolution of the Trust as described above. See "-- Liquidation Distribution Upon Dissolution."

VOTING RIGHTS

     Except as described in "Amendment of the Trust Agreement" herein, in "Description of Trust Guarantee -- Amendment of Trust Guarantee; Assignment" in the accompanying Prospectus and in the immediately succeeding paragraphs and except as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

     So long as any Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee (as defined herein), or executing any trust or power conferred on the Subordinated Indenture Trustee with respect to the Subordinated Debentures, (ii) consent to waive any past default which is waivable under Section 513 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of the Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Subordinated Debentures, where such consent shall be required, or to any other action, as the holder of the Subordinated Debentures, under the Subordinated Indenture, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Trust Preferred Securities; provided, however, that where a consent under the Subordinated Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Trustees without the prior consent of each holder of Trust Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities, except pursuant to a subsequent vote of such holders. The Property Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Subordinated Indenture Trustee with respect to the Subordinated Debentures.

     If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Trust Preferred Securities will be entitled to vote as a class on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Trust Preferred Securities.

     Any required approval of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consents satisfying the requirements of the Trust Agreement. The Administrative Trustees are required to cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Trust Agreement.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned (whether of record or beneficially) by the Company, the Administrative Trustees or any affiliate of the Company or any Administrative Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

CO-PROPERTY TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     At any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the holder of the Trust Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Company, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case subject to the provisions of the Trust Agreement and with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable. If the Company, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Subordinated Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

AMENDMENT OF THE TRUST AGREEMENT

     The Trust Agreement may be amended from time to time by the Company and the Trustees without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; provided that the amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes or (iii) to provide the Property Trustee with the authority to execute on behalf of the Administrative Trustees Trust Preferred Securities certificates. Except as provided in the succeeding paragraph, other amendments to the Trust Agreement may be made (i) upon approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the Trust Preferred Securities then outstanding and (ii) upon receipt by the Trustees of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the 1940 Act.

     Also, without the consent of the Property Trustee or the Delaware Trustee, no amendment may be made that affects the powers, duties or rights of the Property Trustee or the Delaware Trustee, respectively.

     Notwithstanding the foregoing, without the consent of each affected holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution (or any payment upon redemption) on the Trust Securities or otherwise adversely affect the amount of any distribution (or any payment upon redemption) required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, (iii) change the purpose of the Trust, (iv) authorize the issuance of any additional beneficial interests in the Trust, or (v) change the consent required to amend the Trust Agreement.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below. The Trust may, at the request of the Company, with the consent of the Administrative Trustees and, unless an Event of Default shall have occurred or be continuing, without the consent of the holders of the Trust Securities or the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures,
(iii) the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed, (iv) such consolidation, amalgamation, merger or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such consolidation, amalgamation, merger or replacement, the Company and the Property Trustee have received an opinion of counsel to the effect that (A) such consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (B) following such consolidation, amalgamation, merger or replacement, neither the Trust nor such successor entity will be required to register as an "investment company" under the 1940 Act, and (viii) the Company owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee. Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

     Any corporation or other entity into which any of the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any such Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any such Trustee, shall be the successor of such Trustee under the Trust Agreement; provided that such corporation or other entity is otherwise qualified and eligible.

PAYMENT AND PAYING AGENT

     So long as DTC or a successor clearing agency is acting as securities depositary for the Trust Preferred Securities, payments in respect of the Trust Preferred Securities shall be made to DTC, which is expected to credit the relevant accounts at DTC or such successor clearing agency on the applicable Distribution Dates. If the Trust Preferred Securities are not held by DTC or a successor clearing agency, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear in the Security Register (as such term is defined in the Trust Agreement). The Paying Agent shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Company. In such event, the Administrative Trustees shall appoint a successor to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     It is anticipated that the Property Trustee initially, and thereafter it or one of its affiliates, will act as registrar and transfer agent (the "Security Registrar") for the Trust Preferred Securities.

     Registration of transfers of Trust Preferred Securities will be effected upon delivery of a transfer instrument in a form satisfactory to the Administrative Trustees without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

     The Security Registrar will not be required to register or cause to be registered any transfer of Trust Preferred Securities that have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a Trust Agreement Event of Default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

     First Chicago Delaware Inc. serves as the Delaware Trustee. NBD Bank serves as the Property Trustee, Subordinated Indenture Trustee and Trust Guarantee Trustee. NBD Bank also serves as the Note Indenture Trustee under the Note Indenture of the Company pursuant to which the Medium Term Notes of the

Company which are described in the Prospectus under "Description of Debt Securities" would be issued. The Company and certain of its affiliates also maintain deposit accounts and banking relationships with NBD Bank.

GOVERNING LAW

     The Trust Agreement and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as other than a grantor trust for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees and the Company are authorized to take any action, not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that the Administrative Trustees and the Company determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Trust Preferred Securities.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Set forth below is a description of the terms of the Subordinated Debentures. This description supplements, and should be read together with, the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the captions "Description of the Debt Securities" and "Additional Description of Subordinated Debentures To Be Issued to the Trust". The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Indenture (as defined therein) and the Supplemental Indenture creating the Subordinated Debentures. Certain capitalized terms used herein are defined in the Subordinated Indenture.

GENERAL

     The Subordinated Debentures will be issued as a series of Subordinated Debentures under the Subordinated Indenture. The Subordinated Debentures will be
limited in aggregate principal amount to $          , such amount being equal to
the aggregate liquidation amount of the Trust Securities.

     The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon
(including any Additional Interest (as defined below)), on                  ,
     . The Subordinated Debentures are not subject to any sinking fund provision.

     The interest rate and interest and other payment dates of the Subordinated Debentures will correspond to those of the Trust Preferred Securities, as described herein.

     The Subordinated Debentures will rank pari passu with any other series of Subordinated Debentures issued under the Subordinated Indenture.

OPTIONAL REDEMPTION

     The Subordinated Indenture provides that the Company will have the right to redeem the Subordinated Debentures, in whole or in part, without premium, from
time to time, on or after                  ,      , or at any time in whole
within 90 days following the occurrence of a Special Event as described under "Description of the Trust Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest (including any Additional Interest) to the Redemption Date. If a partial redemption of the Subordinated Debentures would result in the delisting of the Trust Preferred Securities, the Company may redeem the Subordinated Debentures only in whole.

INTEREST

     Each Subordinated Debenture will bear interest at the Securities Rate from the Issue Date, payable quarterly in arrears on March 31, June 30, September 30
and December 31 of each year, commencing on                  ,      , to the
person in whose name such Subordinated Debenture is registered at the close of business on the fifteenth calendar day prior to such payment date; provided that interest payable at the stated maturity of principal of the Subordinated Debentures or on a Redemption Date will be paid to the person to whom such principal is payable. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company will have the right at any time, and from time to time, to defer payments of interest on the Subordinated Debentures by extending the interest payment period for up to 20 consecutive quarters, but not beyond the stated maturity date. Upon the termination of an Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all interest then accrued and unpaid (including any Additional Interest) on the next succeeding Interest Payment Date. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. During an Extension Period, the Company will have the right to make partial payments of interest on any Interest Payment Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

     The Company shall give the holder or holders of the Subordinated Debentures and the Subordinated Indenture Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the record date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or the Trust is required to give notice to the NASDAQ or other applicable self-regulatory organization of the record date or the date such distributions are payable.

ADDITIONAL INTEREST

     "Additional Interest" with respect to the Subordinated Debentures is defined in the Subordinated Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Subordinated Debentures (if the holder is the Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) such interest as shall accrue on interest due and not paid on an Interest Payment Date, accruing at the Securities Rate from the applicable Interest Payment Date to the date of payment, compounded quarterly, on each Interest Payment Date, to the extent permitted by applicable law.

CERTAIN COVENANTS

     The Company covenants in the Subordinated Indenture, for the benefit of the holders of Subordinated Debentures, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for the Subordinated Debentures and such extension shall be continuing or (ii) if at such time a Subordinated Indenture Event of Default shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Trust Guarantee) issued by the Company which rank pari passu with or junior to the Subordinated Debentures. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (ii) repurchases, redemptions or other acquisitions of shares of the Company's capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase and dividend reinvestment plan, (iii) dividends or distributions in capital stock of the Company, or (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     The Subordinated Indenture further provides that, for so long as the Trust Securities remain outstanding, the Company covenants (i) directly or indirectly to maintain 100% ownership of the Trust Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Subordinated Indenture may succeed to the Company's ownership of such Trust Common Securities, and (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

BOOK-ENTRY AND ISSUANCE

     If distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debentures are expected to be issued in the form of one or more global certificates registered in the name of the securities depositary or its nominee. In such event, the procedures applicable to the transfer and payment of the Subordinated Debentures are expected to be substantially similar to those described with respect to the Trust Preferred Securities in "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

DENOMINATIONS

     The Subordinated Debentures will be issuable in registered form without
coupons in denominations of $               or any integral multiples thereof.

DEFEASANCE

     The Company may cause itself to be discharged from its obligations (with certain exceptions) with respect to any Subordinated Debentures ("Defeasance") on and after the date certain conditions set forth in the Subordinated Indenture are satisfied. See "Description of Debt Securities -- Discharge, Defeasance and Covenant Defeasance" in the accompanying Prospectus.

     Under current United States federal income tax laws, Defeasance would be treated as an exchange of the relevant Subordinated Debentures in which holders of such Subordinated Debentures might recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than the United States federal income tax laws.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Indenture with respect to the Subordinated Debentures to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain primarily liable for the performance of all such obligations.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
              THE SUBORDINATED DEBENTURES AND THE TRUST GUARANTEE

     So long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will correspond to the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) the Company will pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities; and (iv) the Trust Agreement provides that the Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are legally and immediately available) are guaranteed by the Company as and to the extent set forth under "Description of the Trust Guarantee" in the accompanying Prospectus. If the Company does not make the required payments on the Subordinated Debentures, it is not expected that the Trust will have sufficient funds to make the related distributions on the Trust Preferred Securities. The Trust Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.

     If a Subordinated Indenture Event of Default occurs and is continuing, then
(i) the holders of Trust Preferred Securities will rely on the enforcement by the Property Trustee of its rights against the Company as the holder of the Subordinated Debentures and (ii) the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Trust Preferred Securities may, to the extent permitted by applicable law and as provided in the Trust Agreement, institute a legal proceeding against the Company to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. Notwithstanding the foregoing, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against, or requesting or directing that action be taken by, the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder on or after the due dates specified in the Subordinated Debentures. The Trust Agreement also provides a mechanism whereby the holders of Trust Preferred Securities may appoint a substitute Property Trustee if a Subordinated Indenture Event of Default occurs and is continuing.

     The Trust Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Trust Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee without first instituting a legal proceeding against the Trust Guarantee Trustee or any other person or entity.

     The Trust Guarantee, the Subordinated Indenture, the Subordinated Debentures, the Trust Agreement and the Agreement as to Expenses and Liabilities, as described above, provide a full and unconditional guarantee, subject to certain subordination provisions, by the Company of the payments due on the Trust Preferred Securities.

     Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, unless the Subordinated Debentures are distributed in connection therewith, the holders of Trust Preferred Securities will be entitled to receive, out of assets legally available for distribution to holders, the Liquidation

Distribution in cash. See "Description of the Trust Preferred Securities -- Liquidation Distribution Upon Dissolution."

     Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before the shareholders of the Company receive payments or distributions. Because the Company is guarantor under the Trust Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Trust Preferred Securities) pursuant to the Agreement as to Expenses and Liabilities, the positions of a holder of Trust Preferred Securities and a holder of Subordinated Debentures relative to other creditors and the shareholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Subordinated Indenture with respect to the Subordinated Debentures. However, in the event of a default under, or acceleration of, Senior Indebtedness, the subordination provisions of the Subordinated Debentures provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full (in the case of any payment by, or distribution of assets of, the Company to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company), or all amounts due thereon have been paid (in the case of a payment default thereunder (beyond any period of grace) or the acceleration of the maturity of such Senior Indebtedness because of a default with respect to such Senior Indebtedness). Failure to make required payments on the Subordinated Debentures would (with the lapse of time, in the case of defaults in the payment of interest) constitute a Subordinated Indenture Event of Default, except that failure to make interest payments on the Subordinated Debentures will not be a Subordinated Indenture Event of Default during an Extension Period; provided, however, that any Extension Period may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Subordinated Debentures.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities and constitutes the opinion of Dickinson Wright PLLC, special tax counsel to the Company and the Trust, insofar as it relates to matters of law and legal conclusions. This discussion deals only with Trust Preferred Securities held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), by Holders (as defined herein) that acquire Trust Preferred Securities on their original issue at their original offering price. Moreover, it does not include all of the tax consequences that may be important to a Holder in light of the Holder's particular circumstances or to Holders subject to special rules, such as certain financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities or currencies, individual retirement and certain tax deferred accounts, and persons who engage in a straddle or a hedge relating to a Trust Preferred Security. Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws. This summary is based on laws, existing and proposed regulations, and applicable judicial and administrative determinations, all of which are subject to change at any time, and any such changes may be retroactively applied in a manner that could adversely affect Holders. As used herein, the term "Holder" means a beneficial owner of a Trust Preferred Security that for United States federal income tax purposes is (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, and (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. The following discussion does not address any tax consequences that apply specifically to nonresident aliens or foreign entities.

TREATMENT OF THE TRUST AND TRUST PREFERRED SECURITIES FOR FEDERAL INCOME TAX PURPOSES

     The Trust will be treated as a "grantor trust" and not as an association taxable as a corporation for federal income tax purposes. Thus, for federal income tax purposes, each Holder will be treated as the beneficial owner of a pro rata undivided interest in the Subordinated Debentures and, consequently, will be required to include in income the Holder's pro rata share of the entire income from the Subordinated Debentures. Each Holder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from OID, if any, must be taken into account under the accrual method of accounting even if the Holder otherwise would use the cash receipts and disbursements method.

     The tax effects of the Trust's purchase of debt instruments such as the Subordinated Debentures in conjunction with its issuance of equity interests such as the Trust Securities have not been addressed in any Treasury Regulations or court decision and have not been approved or disapproved by the Internal Revenue Service ("IRS") in any published ruling or notice. However, the IRS has recently challenged the deductibility, for federal income tax purposes of the interest expense claimed on subordinated debt instruments similar to the Subordinated Debentures held by an entity similar in certain respects to the Trust. No final determination has been reached with respect to such proposed adjustments. However, an adverse final determination or developments favoring the IRS's position with respect to the above-described challenge, or other unrelated subsequent developments, could give rise to a Tax Event. See "Description of the Trust Preferred Securities -- Special Event Redemption."

ORIGINAL ISSUE DISCOUNT

     Under applicable income tax regulations, the Company believes that the Subordinated Debentures will not be treated as issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"). Accordingly, it is possible that the IRS could take a position contrary to the interpretations described herein. Should the Company exercise its option to defer payments of interest, the Subordinated Debentures would at that time be treated as issued with OID and all the stated interest payments on the Subordinated Debentures would thereafter be treated as OID for so long as they remained outstanding. As a result, all Holders would, in effect, be required to accrue interest income even if such Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a Holder could be required to include OID in income on an economic accrual basis, notwithstanding that the Company will not make any interest payments during such period on the Subordinated Debentures.

     Because income on the Trust Preferred Securities will constitute interest or OID, corporate Holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

SALE OF TRUST PREFERRED SECURITIES

     Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a Trust Preferred Security, a Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such Holder's adjusted tax basis in the Trust Preferred Security or part thereof. If the Holder disposes of a Trust Preferred Security prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Trust Preferred Security. Any recognized gain or loss will be capital gain or loss, and such capital gain or loss will be long-term if the holding period for the Trust Preferred Security is more than one year at the time of sale, retirement or other disposition. In the case of individuals, "net capital gain," i.e., the excess of net long-term capital gain over net short-term capital loss is generally subject to a reduced rate of federal income tax. Capital gains and losses from property held for more than 18 months will be taken into account in determining "adjusted net capital gain," which is subject to a further reduction in the rate of tax pursuant to a recent amendment of the Code. Also, in taxable years beginning after December 31, 2000, an additional reduction in the rate of tax may be available in certain circumstances for capital gains from property held by the taxpayer for more than five years. A Holder's adjusted tax basis in a Trust Preferred Security acquired by purchase will generally equal the cost of such Trust Preferred Security to the Holder, increased by the amount of any related accrued OID included in taxable income by the Holder and reduced by any prior payments on the Subordinated Debentures distributed with respect to the Trust Preferred Security. The redemption of only part of a Trust Preferred Security will require an allocation of the Holder's pro rata share of the adjusted issue price of the related Subordinated Debentures between the portion of the Subordinated Debentures redeemed and the portion retained by the Holder in order to determine gain or loss.

RECEIPT OF SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

     As described under "Description of the Trust Preferred Securities -- Special Event Redemption or Distribution," Subordinated Debentures may be distributed to Holders in exchange for the Trust Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a nontaxable event to each Holder and each Holder would receive an aggregate tax basis in the Holder's Subordinated Debentures equal to the Holder's aggregate tax basis in its Trust Preferred Securities. A Holder's holding period with respect to the Subordinated Debentures so received in liquidation of the Trust would include the period for which the Trust Preferred Securities were held by such Holder.

     If, however, the Trust were to be characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Subordinated Debentures would constitute a taxable event to Holders of Trust Preferred Securities and a Holder's holding period in Subordinated Debentures would begin on the date such Subordinated Debentures were received.

INFORMATION REPORTING TO HOLDERS

     Income on the Trust Preferred Securities will be reported to Holders on Form 1099, which form is expected to be mailed to Holders of Trust Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     A Holder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Holder if the Holder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the Holder's securities broker), (ii) furnishes such payor an incorrect TIN, (iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the Holder is not subject to backup withholding, or (iv) fails to properly report interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. The backup withholding rate is 31% of "reportable payments," which generally will include distributions of interest and principal payments on the Subordinated Debentures and payment of the proceeds from the disposition of Trust Preferred Securities. Any amount withheld from a Holder under the backup withholding rules will be allowed as a refund or a credit against such Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO A HOLDER, DEPENDING UPON A HOLDER'S PARTICULAR SITUATION, AND THEREFORE EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for
whom                and                , are acting as representatives (the
"Representatives"), has severally agreed to purchase the number of Trust Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                   NUMBER OF
                                                                TRUST PREFERRED
                        UNDERWRITER                               SECURITIES
                        -----------                             ---------------
Total.......................................................

     The Underwriters propose to offer the Trust Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities
dealers at such price less a concession of $     per Trust Preferred Security.
The Underwriters may allow, and such dealers may reallow, a concession not in
excess of $     per Trust Preferred Security to certain brokers and dealers.
After the Trust Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Subordinated Debentures, the Underwriting Agreement provides that the Company will pay as compensation (the "Underwriters' Compensation") for the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of
$               per Trust Preferred Security (or $          in the aggregate)
for the accounts of the several Underwriters; provided that such compensation for sales of 10,000 or more Trust Preferred Securities to any single purchaser
will be $               per Trust Preferred Security. Therefore, to the extent
of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     The Company and the Trust have agreed, during the period of days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Trust Preferred Securities, any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or the Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the Trust Preferred Securities (except for the Subordinated Debentures and the Trust Preferred Securities issued pursuant to the Underwriting Agreement), without the prior written consent of the Representatives.

     Prior to this offering, there has been no public market for the Trust Preferred Securities. Application has been made to list the Trust Preferred Securities on NASDAQ. If so approved, trading of the Trust Preferred Securities on NASDAQ is expected to commence within a 30 day period after the initial delivery of the Trust Preferred Securities. The Representatives have advised the Company and the Trust that they intend to make a market in the Trust Preferred Securities prior to the commencement of trading on NASDAQ. The Representatives will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     [IN ORDER TO MEET ONE OF THE REQUIREMENTS FOR LISTING THE TRUST PREFERRED SECURITIES ON THE NYSE, THE UNDERWRITERS WILL UNDERTAKE TO SELL LOTS OF 100 OR MORE TRUST PREFERRED SECURITIES TO A MINIMUM OF 400 BENEFICIAL HOLDERS.] [CHECKING NASDAQ REQUIREMENTS.]

     In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Company, the Trust, nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Trust Preferred Securities. In addition, neither the Company, the Trust, nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced, will not be discontinued without notice.

     The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Company and the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the Subordinated Debentures, the Trust Guarantee and certain matters relating thereto, as well as certain matters relating to United States federal income tax considerations, will be passed upon on behalf of the Company by Dickinson Wright PLLC, Detroit, Michigan. Certain matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    GLOSSARY

1933 Act......................    The Securities Act of 1933, as amended.
1934 Act......................    The Securities Exchange Act of 1934, as amended.
1940 Act......................    The Investment Company Act of 1940, as amended.
Additional Interest...........    Amounts payable by the Company as defined under "Description of the Subordinated Debentures -- Additional Interest."
Administrative Trustees.......    The officers of the Company named to act as Trustees,
                                  initially Robert J. Digan, II and Edric R. Mason, Jr.
Agreement as to Expenses and
  Liabilities.................    The agreement between the Company and the Trust pursuant to which the Company has agreed to pay all indebtedness,
                                  expenses or liabilities of the Trust, other than the Trust's obligations to pay to the holders of the Trust Preferred
                                  Securities the amounts due such holders pursuant to the
                                  terms thereof.
Code..........................    The Internal Revenue Code of 1986, as amended.
Company.......................    SEMCO Energy, Inc.
Delaware Trustee..............    First Chicago Delaware Inc.
DTC...........................    The Depository Trust Company, a clearing company that
                                  initially will hold (through its agents) a global
                                  certificate or certificates evidencing the Trust Preferred
                                  Securities.
Distribution Dates............    March 31, June 30, September 30 and December 31 of each
                                  year.
Extension Period..............    Any period during which interest is not paid on the
                                  Subordinated Debentures (and, consequently, on the Trust
                                  Preferred Securities) at the election of the Company to the extent permitted under the terms of the Subordinated
                                  Debentures.
Issue Date....................    The date set forth on the cover page hereof on which the
                                  Subordinated Debentures and Trust Preferred Securities are
                                  scheduled to be issued.
Investment Company Act
  Event.......................    An event of the type described in "Description of the Trust
                                  Preferred Securities -- Special Event Redemption or
                                  Distribution."
Property Trustee..............    A trustee under the Trust Agreement designated to hold the trust property; initially NBD Bank.
Record Date...................    The close of business on the 15th calendar day prior to a
                                  Distribution Date.
Redemption Price..............    The liquidation amount of $25 per Trust Preferred Security, plus accrued and unpaid distributions thereon (including any interest thereon) to the date of payment.
Securities Rate...............    The per annum interest rate expressed as a percentage of the liquidation amount of $25 per Trust Preferred Security as
                                  set forth on the cover page of this Prospectus Supplement.
Senior Debt...................    Indebtedness of the Company described under "Description of
                                  Debt Securities -- Subordination" in the accompanying
                                  Prospectus.
Special Event.................    A Tax Event or an Investment Company Act Event.
Subordinated Debentures.......    The junior subordinated deferrable-interest debentures of
                                  the Company designated as      % Subordinated Debentures due
                                                 ,     .

Subordinated Indenture
  Trustee.....................    The trustee under the Subordinated Indenture initially, NBD
                                  Bank.
Subordinated Indenture........    The indenture pursuant to which the Company's Subordinated
                                  Debentures will be issued.
Subordinated Debenture
  Indenture Event of
  Default.....................    As described, with respect to the Subordinated Debentures, under "Description Debt Securities -- Events of Default" and
                                  "Additional Description of Subordinated Debentures To Be
                                  Issued to Trust -- Subordinated Indenture Additional Events
                                  of Default" in the accompanying Prospectus.
Tax Event.....................    An event of the type described in "Description of the Trust
                                  Preferred Securities -- Special Event Redemption or
                                  Distribution."
Trust.........................    SEMCO Capital Trust, a Delaware business trust that will
                                  issue the Trust Securities.
Trust Agreement...............    The agreement pursuant to which the Trust is organized, as it may be amended and restated from time to time.
Trust Agreement Event of
  Default.....................    As described under "Description of the Trust Preferred
                                  Securities -- Events of Default."
Trust Common Securities.......    The trust securities being sold to the Company.
Trustees......................    The Property Trustee, Administrative Trustees and Delaware
                                  Trustee.
Trust Guarantee...............    The guarantee by the Company of the payments by the Trust on the Trust Preferred Securities from funds legally and
                                  immediately available in the Trust.
Trust Guarantee Payments......    Payments required to be made pursuant to the Trust Guarantee as described in "Description of the Trust Guarantee --
                                  General" in the accompanying Prospectus.
Trust Guarantee Trustee.......    The trustee under the Trust Guarantee; initially, NBD Bank.
Trust Indenture Act...........    The Trust Indenture Act of 1939, as amended.
Trust Preferred Securities....    The trust securities being offered to investors pursuant to this Prospectus Supplement and the accompanying Prospectus.
Trust Securities..............    The Trust Preferred Securities and the Trust Common
                                  Securities.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, SEMCO CAPITAL TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR SEMCO CAPITAL TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 8, 1998
PROSPECTUS
---------------------

                                  $200,000,000

                               SEMCO ENERGY, INC.
                               MEDIUM TERM NOTES
                            SUBORDINATED DEBENTURES
                                  COMMON STOCK

                              SEMCO CAPITAL TRUST
                           TRUST PREFERRED SECURITIES
           (LIQUIDATION PREFERENCE $25 PER TRUST PREFERRED SECURITY)
        GUARANTEED TO THE EXTENT SET FORTH HEREIN BY SEMCO ENERGY, INC.
                            ------------------------

    SEMCO Energy, Inc., a Michigan corporation ("SEMCO Energy" or the "Company") may offer, from time to time, its (i) unsecured subordinated debt securities (the "Subordinated Debentures") to the SEMCO Capital Trust, (ii) its unsecured debentures, notes or other evidences of indebtedness maturing nine months or more from date of issuance (the "Medium Term Notes") (the Subordinated Debentures and together with the Medium Term Notes, the "Debt Securities"), and/or (iii) shares of its common stock ($1 par value per share) (the "Common Stock") on terms to be determined at the time of sale. The Debt Securities and the Common Stock offered hereby may be offered at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Debt Securities may be offered in one or more series and will be direct unsecured obligations of the Company. The Medium Term Notes will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debentures will be subordinated to all existing and future Senior Indebtedness of the Company, as defined under "Description of Debt Securities -- Subordination".

    SEMCO Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust") may offer, from time to time, its preferred securities (the "Trust Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust. SEMCO Energy will be the sole owner of the undivided common beneficial interests in such assets represented by trust common securities (the "Trust Common Securities" and, together with Trust Preferred Securities, the "Trust Securities" of the Trust). The payment of periodic cash distributions ("distributions") with respect to the Trust Preferred Securities and payments on liquidation or redemption with respect to such Trust Preferred Securities will be guaranteed by SEMCO Energy (the "Trust Guarantee"). SEMCO Energy's obligations under the Trust Guarantee will be subordinate and junior in right of payment to all other liabilities of SEMCO Energy and will rank pari passu with the most senior preferred stock which may be issued by SEMCO Energy. Concurrently with the issuance by the Trust of its Trust Preferred Securities, the Trust will invest the proceeds thereof in Subordinated Debentures issued by SEMCO Energy in the form of junior subordinated deferrable interest debentures. The Subordinated Debentures will be unsecured and subordinated indebtedness of SEMCO Energy issued under a Subordinated Debenture Indenture to be entered into between the Company and First Chicago Delaware Inc., as trustee (such indenture, as the same may be supplemented or amended form time to time, herein referred to as the "Subordinated Indenture"). The Subordinated Debentures held by the Trust will be its sole assets, and the payments of principal of and interest on such Subordinated Debentures will be its only revenues. The Subordinated Debentures held by the Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities in connection with the dissolution of such Trust. In addition, upon the occurrence of certain events, SEMCO Energy may redeem the Subordinated Debentures and cause the redemption of the Trust Preferred Securities.

    The specific terms of the Debt Securities, Common Stock and Trust Preferred Securities (collectively, the "Offered Securities") in respect of which this Prospectus is being delivered, will be set forth in the applicable Prospectus Supplement and will include, where applicable and among other terms, (i) in the case of Debt Securities, the specific title, aggregate principal amount, maturity, priority, interest rate, time of payment of interest, terms of redemption at the option of the Trust or repayment at the option of the holder or for sinking fund payments, and the initial public offering price; (ii) in the case of Common Stock, the initial public offering price; and (iii) in the case of Trust Preferred Securities, the specific title, the aggregate amount, the distribution rate (or the method for determining such rate), the stated liquidation amount, redemption provisions and other rights, the initial public offering price and any other special terms, as well as any planned listing on a securities exchange or the NASDAQ National Market System of such Trust Preferred Securities. The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The aggregate initial public offering price of all the Offered Securities will be limited to $200,000,000.
                            ------------------------

    SEMCO Energy and/or the Trust may sell any of the Offered Securities, directly, through agents or through underwriters or dealers. The names of any agents, underwriters or dealers and any applicable purchase price, fee, commissions and discounts will be set forth in, or calculable from the information set forth in, the applicable Prospectus Supplement. See "Plan of Distribution" herein.

    Currently outstanding shares of SEMCO Energy Common Stock are traded on NASDAQ under the symbol SMGS.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement describing the methods and terms of offering of the Offered Securities.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                            ------------------------

               The date of this Prospectus is             , 1998.

                             AVAILABLE INFORMATION

     This Prospectus is part of a Registration Statement on Form S-3 (the "Registration Statement") filed by SEMCO Energy and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement and its exhibits contain more information about the Company, the Trust and the Offered Securities. Statements in this Prospectus about documents filed with the Commission are not necessarily complete; the actual documents may contain a more complete description of the matter involved.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and therefore files reports and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at prescribed rates at the Commission's Public Reference Room at its principal office: Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549 or at the Commission's regional office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048 and in Chicago at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at its principal office. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and other information regarding the Company.

     Financial statements for SEMCO Energy are included in its Form 10-K for the fiscal year ended December 31, 1997 and its Form 10-Q for the three months ended March 31, 1998, which are incorporated by reference into this Prospectus as discussed below. No separate financial statements of the Trust are included in this Prospectus. SEMCO Energy believes that such financial statements would not be material to holders of Trust Preferred Securities because (i) all Trust voting securities will be owned by SEMCO Energy, a reporting company under the Exchange Act, (ii) the Trust will not have independent operations, but exists for the sole purpose of issuing the Trust Securities and holding the Subordinated Debentures as trust assets, and (iii) the obligations of the Trust under the Trust Preferred Securities, to the extent funds are available therefore, are fully and unconditionally guaranteed to the extent set forth herein by SEMCO Energy. See "Description of Debt Securities"; "Additional Description of Subordinated Debentures to be Issued to Trust" and "Description of Trust Guarantee."

     This Prospectus contains and each Prospectus Supplement and each document incorporated by reference herein may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about SEMCO Energy's beliefs and expectations are forward-looking statements. These statements are subject to potential risks and uncertainties and, therefore, actual results may differ materially. SEMCO Energy undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

     Important factors that may affect these projections or expectations include, but are not limited to: (i) the effects of weather and other natural phenomena; (ii) the economic climate and growth in the geographical areas where SEMCO Energy does business; (iii) the capital intensive nature of SEMCO Energy's business; (iv) increased competition within the energy marketing industry as well as from alternative forms of energy; (v) the timing and extent of changes in commodity prices for natural gas; (vi) the effects of changes in governmental and regulatory policies, including income taxes, environmental compliance and authorized rates; (vii) SEMCO Energy's ability to bid on and win business contracts; (viii) the nature, availability and projected profitability of potential investments available to SEMCO Energy and (ix) the conditions of capital markets and equity markets. Prospective investors should evaluate any statements in light of these important factors.
                            ------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, which have been or will be filed with the Commission, are incorporated into this Prospectus: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (b) the Company's Form 10-Q and 10-QA for the three months ended March 31, 1998; (c) the Company's Form 8-K dated March 11, 1998 and (d) all documents later filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of this offering.

     The information in this Prospectus, in documents incorporated into this Prospectus and in Prospectus Supplements may be changed by information given at a later date. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     SEMCO Energy will furnish without charge to each person, including any beneficial owner, to whom this Prospectus and any accompanying Prospectus Supplement is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Edric R. Mason, Jr., Director of Investor Relations of SEMCO Energy, Inc., 405 Water Street, Port Huron, Michigan 48060, telephone number (810) 989-4104.

                                  THE COMPANY

     The Company is a Michigan corporation with its principal offices at 405 Water Street, Port Huron, Michigan 48060 and its telephone number is (810) 987-2200. Prior to April 24, 1997, the Company's name was Southeastern Michigan Gas Enterprises, Inc.

     The Company is an energy-focused holding company established in 1977 and is the parent company of three direct subsidiaries, SEMCO Energy Gas Company, SEMCO Energy Services, Inc., and SEMCO Energy Ventures, Inc. A substantial portion of the Company's direct subsidiaries' assets are invested in natural gas operations regulated by various regulatory bodies including the Michigan Public Service Commission. Weather has a significant impact on the Company's revenues.

SEMCO ENERGY GAS COMPANY

     SEMCO Energy Gas Company ("Gas Company") purchases, distributes and transports natural gas to approximately 240,000 customers in twenty-four counties in the lower and upper peninsulas of Michigan. During the last four years, its customer base has grown at an average rate of approximately 6,500 customers, or 3.0%, per year.

SEMCO ENERGY SERVICES, INC.

     SEMCO Energy Services, Inc. ("Energy Services") is primarily a gas marketing company. Its customers include industrial, commercial and municipal natural gas users, natural gas distribution companies and other marketers. In addition to its operations in Michigan, Energy Services, through independent contractors, markets gas in approximately 19 other states.

SEMCO ENERGY VENTURES, INC.

     SEMCO Energy Ventures, Inc. ("Ventures") is an asset-based company with investments in many segments of the natural gas industry including transmission, gathering, and underground storage.

     In August 1997, Ventures, through a wholly-owned subsidiary, acquired the assets and business of Sub-Surface Construction Co. ("Sub-Surface") for approximately $15.6 million plus the assumption of certain liabilities. Because of this acquisition and the acquisition of Maverick Pipeline Services Inc. (in December of 1997 for approximately $50,000 in cash and 450,000 shares of the Company's Common Stock) and King Energy and Construction Inc. (in May of 1998 for approximately 18,062 shares of the Company's Common Stock), Ventures now constructs and maintains underground natural gas pipelines and associated facilities and provides pipeline consulting/engineering design and project management services. On March 31, 1998, Ventures, through a wholly-owned subsidiary, acquired the assets and business of Hotflame Gas, Inc. ("Hotflame") for 352,944 shares of SEMCO Energy Common Stock. Hotflame supplies propane gas to over 10,000 customers in Northern Michigan and Northeast Wisconsin.

     The Company, through Ventures, has identified three specific areas in which it intends to diversify and make investments and acquisitions. They are: (1) the gas-related construction business; (2) gas-related engineering services to distribution and transmission companies; and (3) the propane business. If the Company is successful in pursuing such diversified investments, the Company anticipates that its earnings mix over the long-term would change and that an increased part of such earnings would arise from such unregulated aspects of the gas business.

     The business of the Company and its subsidiaries, is described in the documents incorporated into this Prospectus to which documents reference is hereby made. See "Incorporation of Certain Information by Reference" above.

SELECTED INFORMATION

     The following material, which is presented herein solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated herein by reference or elsewhere in this Prospectus, is qualified in its entirety by reference thereto and, therefore, should be read together therewith.

                         SELECTED OPERATING INFORMATION

                                                                 YEAR ENDED DECEMBER 31,
                                                   ---------------------------------------------------
                                                    1997       1996       1995       1994       1993
                                                   -------    -------    -------    -------    -------
Average Number of Customers of Gas Company.....    236,611    228,802    222,303    216,082    210,522
Total Gas Company Throughput (MMcf)............     63,358     64,290     64,636     60,663     58,483
Degree Days (Percent of Normal)................       99.4%     104.5%     105.3%     102.4%     105.0%
Volume of Gas Marketed by Energy Services
  (MMcf).......................................    199,689    129,429     82,504     78,082     31,501

                 SELECTED FINANCIAL INFORMATION OF THE COMPANY

                                        12 MONTHS
                                          ENDED                          YEAR ENDED DECEMBER 31,
                                        MARCH 31,      ------------------------------------------------------------
                                          1998           1997          1996           1995        1994       1993
                                        ---------        ----          ----           ----        ----       ----
                                                                               (THOUSANDS)
Operating Revenues.................     $741,558       $770,272      $ 544,949      $335,538    $372,430   $288,963
Income Before Interest Charges.....       25,401         28,141(2)      (1,556)(2)    22,247      20,963     21,294
Net Income After Dividends on
  Preferred Stock..................       13,482(1)      14,921(2)     (12,803)(2)    11,331       9,992      9,563

-------------------------
(1) Reflects $1,784,000 net of tax effect of change in accounting for property taxes.

(2) Reflects a $21 million expense, net of tax, in 1996 because of a reserve for the NOARK investment. Also, reflects a gain of $5 million, net of tax, in 1997 because of an adjustment to that reserve.

                                                                CAPITALIZATION OF THE COMPANY
                                                                -----------------------------
                                                                      (UNAUDITED AS OF
                                                                       MARCH 31, 1998)
                                                                         (THOUSANDS)
Common Stock Equity.........................................              $107,701
Cumulative Preferred Stock..................................                   165
Cumulative Preferred Stock of Subsidiary....................                 3,100
Long-Term Debt Including Capital Leases.....................               163,559
                                                                          --------
     Total Capitalization...................................              $274,525

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on July 7, 1998. The business of the Trust is set forth in a Trust Agreement, executed by the Company, as Depositor (the "Depositor"), the Delaware Trustee and the Administrative Trustees (each as defined below). The Trust Agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"). Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all of the Trust Preferred Securities. The Company will acquire all of the Trust Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of 50 years, but may terminate earlier as provided in the Trust Agreement.

     The Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by the Company, as holder of the Trust Common Securities. The duties and obligations of the Trustees will be governed by the Trust Agreement. Pursuant to the Trust Agreement, the number of Trustees will initially be four. Two of the Trustees (the "Administrative Trustees") will be persons who are employees or officers of or affiliated with the Company. The third Trustee will be a corporation which maintains a principal place of business in the State of Delaware that will serve for the sole purpose of complying with certain Delaware laws (the "Delaware Trustee"). The fourth Trustee will be a financial institution unaffiliated with the Company which will serve as property trustee under the Trust Agreement and as indenture trustee for purposes of the Trust Indenture Act (the "Property Trustee"). First Chicago Delaware Inc. will act as the Delaware Trustee and NBD Bank as the Property Trustee, in each case until removed or replaced by the holder of the Trust Common Securities. The Property Trustee will also act as indenture trustee under the Trust Guarantee (the "Guarantee Trustee"). See "Description of the Trust Guarantee."

     The Property Trustee, acting in such capacity, will hold title to the Subordinated Debentures acquired by the Trust for the benefit of the holders of the Trust Securities issued by the Trust and will have the power to exercise all rights, powers and privileges under the Subordinated Indenture, as defined herein, as the holder of such Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account for the Trust (the "Payment Account") to hold all payments made in respect of the Subordinated Debentures held by the Trust for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities issued by the Trust out of funds from the Payment Account of the Trust. The Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any Trustee and to increase the number of Trustees, provided that the number of Trustees will be at least three, two of which will be Administrative Trustees. The Company will pay all fees and expenses related to the Trust, the offering of the Trust Preferred Securities and the issuance of the Subordinated Debentures.

     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement for the Trust, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of Trust Preferred Securities."

     The principal place of business of the Trust shall be c/o SEMCO Energy, Inc., 405 Water Street, Port Huron, Michigan 48060 (telephone number 810-987-2200).

                                USE OF PROCEEDS

     The Trust will use all proceeds from the sale of Trust Securities to purchase Subordinated Debentures. Unless otherwise indicated in the applicable Prospectus Supplement, SEMCO Energy intends to use the net proceeds from the sale of Subordinated Debentures, Medium Term Notes and Common Stock to fund its subsidiaries, repay debt, fund acquisitions and fund general corporate purposes in amounts which are currently undetermined. The proceeds may be temporarily invested in marketable securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for SEMCO Energy and its subsidiaries for the years and period indicated:

                                                         12 MONTHS
                                                          ENDING            YEARS ENDED DECEMBER 31,
                                                         MARCH 31,    ------------------------------------
                                                           1998       1997    1996    1995    1994    1993
                                                         ---------    ----    ----    ----    ----    ----
Ratio of Earnings to:
  Fixed Charges(1)...................................      2.35       2.38     (2)    2.21    2.17    2.07
  Fixed Charges and Preferred Dividends (1)..........      2.35       2.38     (2)    2.20    2.16    2.06

-------------------------
(1) In January 1998, SEMCO Energy, through a subsidiary of Ventures, SEMCO Arkansas Pipeline Company, sold its 32.07% partnership interest in NOARK Pipeline System L.P. ("NOARK"). NOARK had been generating losses since it was placed in service in 1992. Earnings reflect a share of NOARK's operating losses and fixed charges include a share of NOARK's interest expense equal to the Company's percentage interest in NOARK. Pursuant to this sale, SEMCO Arkansas Pipeline Company paid the purchaser $9.2 million in 1998 and must pay the purchaser $3.1 million and $0.8 million in 1999 and 2000, respectively. These payment obligations are guaranteed by SEMCO Energy. Beginning in the year 2004, the purchaser will pay SEMCO Arkansas Pipeline Company $842,000 per year for 17 years.

    For purposes of calculating the ratios, "earnings" represent the sum of (a) pretax income from continuing operations (excluding extraordinary items from the early retirement of debt in 1993 and 1994) and (b) fixed charges. "Fixed charges" represent the sum of (i) interest incurred by SEMCO Energy and its subsidiaries plus their share of interest on debt to outsiders incurred by less-than-fifty-percent-owned persons, (ii) amortization of debt expense and
    (iii) the preferred stock dividend requirements of SEMCO Energy's subsidiaries, increased to an amount representing the pretax earnings required to cover such dividend requirements. "Preferred Dividends" represents dividends on the Company's Convertible Preferred Stock.

(2) For the year ended December 31, 1996, fixed charges exceeded earnings by $20.2 million and fixed charges and preferred dividends exceeded earnings by $20.2 million. Earnings as defined include a $32.3 million non-cash pretax write-down of the NOARK (1) investment. Excluding the NOARK write-down the ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends would have been 1.83 and 1.83, respectively.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The Medium Term Notes will be issued under an indenture, as supplemented from time to time (the "Note Indenture") between the Company and NBD Bank, as trustee (the "Note Indenture Trustee"), and the Subordinated Debentures will be issued under an indenture (the "Subordinated Indenture"), between the Company and NBD Bank, as trustee (the "Subordinated Indenture Trustee"). The term "Indenture Trustee," as used herein, shall refer to the Note Indenture Trustee or the Subordinated Indenture Trustee, as appropriate. The form of Note Indenture and the form of the Subordinated Indenture being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture" are filed, along with the form of Supplemental Indenture in the case of the Subordinated Indenture, as exhibits to the Registration Statement to which this Prospectus is a part and, upon execution and delivery, will be available for inspection at the corporate trust offices of the Note Indenture Trustee and the Subordinated Indenture Trustee, or as described under "Available Information." The Indentures are subject to and governed by the TIA. The following statements relating to the Debt Securities and the Indentures are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indentures and the Debt Securities. All Section references herein are to sections of the Indentures, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures and the Debt Securities. The Subordinated Debentures are further described under "Additional Description of Subordinated Debentures to be Issued to Trust" below.

TERMS

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Medium Term Notes will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Subordinated Debentures will be subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company, as described below under "Subordination." Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Board of Directors of the Company or as established in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of Debt Securities previously issued. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301 of each Indenture).

     Each Indenture provides that there may be more than one Indenture Trustee thereunder, each with respect to one or more series of Debt Securities. Any Indenture Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Indenture Trustee may be appointed to act with respect to such series (Section 608 of each Indenture). In the event that two or more persons are acting as Indenture Trustee with respect to different series of Debt Securities, each such Indenture Trustee shall be an Indenture Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Indenture Trustee (Section 609 of each Indenture), and, except as otherwise indicated herein, any action described herein to be taken by an Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Debt Securities of which it is Indenture Trustee under the applicable Indenture.

     The Prospectus Supplement relating to the series of Debt Securities being offered will contain the specific terms thereof, including, without limitation:

           (1) The title and any series of such Debt Securities and whether such Debt Securities are Medium Term Notes or Subordinated Debentures;

           (2) The aggregate principal amount of such Debt Securities and any limit on such principal amount;

           (3) The percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

           (4) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

           (5) The rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

           (6) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

           (7) If applicable, whether the interest payment periods may be extended by the Company and, if so, the terms of any such extension;

           (8) The period or periods within which, the price or prices at which, and other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

           (9) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (10) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

          (11) Provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified;

          (12) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the applicable Indenture;

          (13) Whether such Debt Securities will be issued in certificated or book-entry form;

          (14) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          (15) The applicability if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof;

          (16) Whether and under what circumstances the Company will pay any Additional Amounts as defined and contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

          (17) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301 of each Indenture).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as set forth below under "Certain Covenants" and as may be set forth in any Prospectus Supplement, the Indentures will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000 (Section 302 of each Indenture).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium if any) and interest on any series of Medium Term Notes will be payable at the corporate trust office of the Note Indenture Trustee, and the principal of (and premium, if any) and interest on any series of Subordinated Debentures will be payable at the corporate trust office of the Subordinated Indenture Trustee; provided that, at the option of the Company, payment of interest on any series of Debt Securities may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 307 and 1002 of each Indenture).

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307 of each Indenture).

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Indenture Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Indenture Trustee. Every Debt Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305 of each Indenture). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Indenture Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the trust will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002 of each Indenture).

     Neither the Company nor any Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;
(ii) register the transfer of or exchange any Debt Security or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305 of each Indenture).

MERGER, CONSOLIDATION OR SALE

     The Note Indenture provides that the Company will be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Medium Term Notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Note Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Note Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Indenture Trustee (Sections 801 and 803 of the Note Indenture). The provisions of the Subordinated Indenture regarding merger, consolidation and sale are discussed in "Additional Description of Subordinated Debentures to be Issued to Trust -- Consolidation, Merger and Sale" below.

CERTAIN COVENANTS

     Limitations on Liens. The Indentures provide that the Company shall not, and shall not cause or permit any Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any property or assets (other than cash) of the Company or such Subsidiary, as applicable, without effectively providing that the outstanding Debt Securities (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with such Debt Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured. The foregoing restriction on Liens will not, however, apply to:

          (a) Liens in existence on the date of original issue of such Debt Securities;

          (b) (i) any Lien created or arising over any property which is acquired, constructed or created by the Company, or any of its Subsidiaries, but only if (A) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (B) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (C) such Lien is confined solely to the property so acquired, constructed or created; or (ii) any Lien to secure Debt of the Company or a Subsidiary incurred in connection with a specifically identifiable project where the Lien relates to and is confined to a property or properties (including, without limitation, shares or other rights of ownership in the entities which own such property or project) involved in such project and acquired by the Company or a Subsidiary after the date of original issue of the Debt Securities of any series and the recourse of the creditors in respect of such Debt is limited to any or all of such project and property (including as aforesaid);

          (c) any Lien securing amounts not more than 90 days overdue or otherwise being contested in good faith;

          (d) (i) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company or a Subsidiary or in connection with the issuance of letters of credit for the benefit of the Company or a Subsidiary; (ii) any Lien securing Debt of the Company or a Subsidiary incurred in connection with the financing of accounts receivable; (iii) any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (A) any mechanics', materialmens', carriers', workmens', vendors' or other like Liens and (B) any Liens securing amounts in connection with workers' compensation, unemployment insurance and other types of social security; (iv) any Lien upon specific items of inventory or other goods and proceeds of the Company or a Subsidiary securing obligations of the Company or a Subsidiary in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (v) any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other obligations of like nature incurred in the ordinary course of business; (vi) any Lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind;
     (vii) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business; and (viii) any Lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

          (e) Liens in favor of the Company or a Subsidiary;

          (f) (i) Liens on any property or assets acquired from a corporation which is merged with or into the Company or a Subsidiary, or any Liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a Subsidiary of the Company and, in either such case, is not created in anticipation of any such transaction (unless such Lien is created to secure or provide for the payment of any part of the purchase price of such corporation); (ii) any Lien on any property or assets existing at the time of acquisition thereof and which is not created in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); and (iii) any Lien created or outstanding on or over any asset of any Person which becomes a Subsidiary on or after the date of the issuance of such Debt Securities when such Lien is created prior to the date on which such Person becomes a Subsidiary;

          (g) (i) Liens required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments by the Company or a Subsidiary to such governmental unit pursuant to the provisions of any contract or statute; (ii) any Lien securing industrial revenue, development or similar bonds issued by or for the benefit of the Company or a Subsidiary, provided that such industrial revenue, development or similar bonds are nonrecourse to the Company or such Subsidiary; and (iii) any Lien securing taxes or assessments or other applicable governmental charges or levies;

          (h) (i) any Lien which arises pursuant to any order of attachment, distrait or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such Lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or other expenses; or
     (ii) any Lien arising by operation of law or by order of a court or tribunal or any Lien arising by an agreement of similar effect, including, without limitation, judgment liens; or

          (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, or any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the Debt secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets) (Section 1011 of each Indenture).

     Limitations on Sale and Leaseback Transactions. The Indentures also provide that the Company will not, and will not permit any Subsidiary to, enter into any arrangement with any Person (other than the Company or a Subsidiary), providing for the leasing to the Company or a Subsidiary of any assets which have been or are to be sold or transferred by the Company or such Subsidiary to such Person (a "Sale and Lease-Back Transaction") unless: (a) such transaction involves a lease for a temporary period not to exceed three years; (b) such transaction is between the Company or a Subsidiary and an affiliate of the Company; (c) the Company would be entitled to incur debt secured by a Lien on the assets or property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Debt Securities, pursuant to the limitation on Liens described above; (d) such transaction is entered into within 90 days after the initial acquisition by the Company of the assets or property subject to such transaction; (e) after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such Sale and Lease-Back Transactions does not exceed 10% of Consolidated Net Tangible Assets; or (f) the Company or a Subsidiary within the twelve months preceding the sale or transfer or the twelve months following the sale or transfer, regardless of whether such sale or transfer may have been made by the Company or such Subsidiary, applies in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the assets so leased at the time of entering into such arrangement (as determined by the Board of Directors of the Company or such Subsidiary), (i) to the retirement of debt, incurred or assumed by the Company or a Subsidiary, which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such debt or (ii) to investment in any assets of the Company or any Subsidiary (Section 1012 of each Indenture).

     Existence. Except as permitted under "Merger, Consolidation or Sale," the Company will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Company shall not be required to preserve an right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business (Section 1004 of each Indenture).

     Maintenance of Properties. The Company will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1005 of each Indenture).

     Insurance. The Company will be required to, and will be required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service (Section 1006 of each Indenture).

     Payment of Taxes and Other Claims. The Company will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or, any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1007 of each Indenture).

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will be required, within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, to (i) transmit by mail to all holders of Debt Securities, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such sections,
(ii) file with the applicable Indenture Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder (Section 1008 of each Indenture).

     Additional Covenants. Any additional covenants of the Company with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amounts, or Additional Interest, as applicable, payable on any Debt Security of such series; (b) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000, whether such indebtedness now exists or shall hereafter be created which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (g) any other event of default provided with respect to a particular series of Debt Securities (Section 501 of each Indenture). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     If an Event of Default under either Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Indenture Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium, if any, on all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Indenture Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Indenture Trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of such Indenture Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium, if any) or interest, with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture (Section 502 of each Indenture). Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest or Additional Amounts, or Additional Interest, as applicable, payable on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby (Section 513 of each Indenture).

     Each Indenture Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; PROVIDED, HOWEVER, that such Indenture Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest or Additional Amounts, or Additional Interest, as applicable, payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders (Section 601 of each Indenture).

     Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the cases of failure of the Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of each Indenture). This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any), interest on and Additional Amounts, or Additional Interest, as applicable, payable with respect to, such Debt Securities at the respective due dates thereof.

     Subject to provisions in each Indenture relating to its duties in case of default, each Indenture Trustee will not be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Indenture Trustee thereunder reasonable security or indemnity (Section 602 of each Indenture). The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, an Indenture Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein (Section 512 of each Indenture).

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Indenture Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009 of each Indenture).

     Additional provisions of the Subordinated Indenture regarding Events of Default are discussed in "Additional Description of Subordinated Debentures to be Issued to Trust -- Subordinated Indenture Additional Events of Default" below.

MODIFICATION OF THE INDENTURES

     Modifications and amendments of either Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under each Indenture which are affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of (or premium, if any), or any installment of principal of or interest payable on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, or Additional Amounts, or Additional Interest, as applicable, payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security;
(c) change the place of payment, or currency, for payment of principal of (and premium, if any), or interest on, or any Additional Amounts, or Additional Interest, as applicable, payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security (Section 902 of each Indenture).

     The holders of not less than a majority in principal amount of outstanding Debt Securities issued under either Indenture will have the right to waive compliance by the Company with certain covenants in such Indenture (Section 1013 of each Indenture).

     Modifications and amendments of each Indenture will be permitted to be made by the Company and the applicable Indenture Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under the applicable Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender a right or power conferred upon the Company in the applicable Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, PROVIDED that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material aspect; (v) to change or eliminate any provisions of the applicable Indenture, PROVIDED that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts imposed under the applicable Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity, defect or inconsistency in the applicable Indenture, PROVIDED that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture in any material respect; or
(x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, PROVIDED that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect (Section 901 of each Indenture).

     Each Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, and (ii) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded (Section 104 of each Indenture).

     Each Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series (Section 1501 of each Indenture). A meeting will be permitted to be called at any time by the applicable Indenture Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture (Section 1502 of each Indenture). Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; PROVIDED, HOWEVER, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at an reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504 of each Indenture).

     Notwithstanding the foregoing provisions, each Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504 of each Indenture).

SUBORDINATION

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Debentures will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness defined below (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Company to make payment of the principal and interest on the Subordinated Debentures will not otherwise be affected (Section 1606 of the Subordinated Indenture). No payment of principal or interest may be made on the Subordinated Debentures at any time if (i) any Senior Indebtedness is not paid when due and any applicable grace period has ended or such default has not been waived; (ii) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity or (iii) notice has been given of the exercise of an option to require repayment or prepayment of Senior Indebtedness (Section 1603 of the Subordinated Indenture). After all Senior Indebtedness is paid in full and until the Subordinated Debentures are paid in full, holders will be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Indebtedness (Section 1605 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Debentures.

     Senior Indebtedness is defined in the Subordinated Indenture as, (i) any payment due in respect of indebtedness of a Person, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such Person which, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons the payment of which such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures and (2) any unsecured indebtedness between or among such Person or its Affiliates. At March 31, 1998, Senior Indebtedness aggregated approximately $195,359,000. There are no restrictions in the Subordinated Indenture upon the creation of additional Senior Indebtedness.

     Upon payment in full of all amounts due on the Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     In addition, because SEMCO Energy is a holding company the right of SEMCO Energy, and hence the right of the creditors of SEMCO Energy (including any holder of Subordinated Debentures), to participate in any distribution of the assets of any subsidiary upon its liquidation or recognition or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of SEMCO Energy as a creditor of such subsidiary may be recognized. There is no restriction in the Subordinated Indenture against subsidiaries of SEMCO Energy incurring secured or unsecured indebtedness or issuing secured or unsecured securities. The ability of SEMCO Energy to make payments of principal and interest on the Subordinated Debentures will be dependent upon the payment to it by its subsidiaries of dividends, loans or advances.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Under each Indenture, the Company may discharge certain obligations to holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Indenture Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest and any Additional Amounts, or Additional Interest, as applicable, payable to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401 of each Indenture).

     Each Indenture will provide that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to Section 301 of such Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to pay Additional Amounts, or Additional Interest, as applicable, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1008, inclusive, and Sections 1011 and 1012 under such Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance") (Section 1403 of each Indenture), in either case upon the irrevocable deposit by the Company with the applicable Indenture Trustee, in trust, of an amount of money, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of each Indenture).

     Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Indenture Trustee an opinion of counsel (as specified in each Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such Indenture (Section 1404 of each Indenture).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guarantee as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount receiving by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of each Indenture).

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1008, inclusive, and Sections 1011 and 1012 of either Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Indenture Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

GOVERNING LAW

     The Indentures, each Supplemental Indenture thereto, the Medium Term Notes, and the Subordinated Debentures will be governed by the laws of the State of New York.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     The Trust will issue only one series of Trust Preferred Securities. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act and will contain the terms of Trust Preferred Securities.

     The Property Trustee will act as indenture trustee for purposes of the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the Trust Agreement or made part of the Trust Agreement by the Trust Indenture Act and which will correspond to the terms of the Subordinated Debentures held by the Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities for specific terms, including (i) the distinctive designation of the Trust Preferred Securities; (ii) the number of Trust Preferred Securities issuable by the Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities and the date or dates upon which such distributions will be payable; (iv) whether distributions on Trust Preferred Securities will be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities will be cumulative; (v) the amount or amounts which will be paid out of the assets of the Trust to the holders of Trust Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust; (vi) the obligation, if any, of the Trust to purchase or redeem Trust Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which Trust Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of holders of Trust Preferred Securities in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for approval by the holders of such Trust Preferred Securities, as a condition to specified action or amendments to the Trust Agreement; (viii) the terms and conditions, if any, upon which the Subordinated Debentures owned by the Trust may be distributed to holders of Trust Preferred Securities; (ix) if applicable, any securities exchange upon which the Trust Preferred Securities will be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities not inconsistent with the Trust Agreement or with applicable law.

     SEMCO Energy will guarantee distributions on Trust Preferred Securities to the extent set forth below under "Description of the Trust Guarantee." Certain United States federal income tax considerations applicable to Trust Preferred Securities will be described in a Prospectus Supplement relating to the Trust Preferred Securities.

     The Trust will issue the series of Trust Common Securities in connection with the issuance of Trust Preferred Securities. Except for voting rights, the terms of Trust Common Securities will be substantially identical to the terms of Trust Preferred Securities. Trust Common Securities will rank pari passu with Trust Preferred Securities except that, upon an event of default under the Trust Agreement, the rights of holders of Trust Common Securities to payments will be subordinated to the rights of holders of Trust Preferred

Securities. The Trust Common Securities will also carry the right to vote to appoint, remove or replace any Trustee of the Trust. All of the Trust Common Securities will be owned by SEMCO Energy.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an Event of Default as defined and provided in the Trust Agreement occurs and is continuing, then the holders of Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debentures against SEMCO Energy. In addition, the holders of a majority in aggregate liquidation amount of Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct such Property Trustee to exercise the remedies available to it as a holder of Subordinated Debentures provided that such direction shall not be in conflict with any rule of law or with the Trust Agreement, and could not involve the Property Trustee in personal liability in circumstances where reasonable indemnity would not be adequate. If the Property Trustee fails to enforce its rights under the Subordinated Debentures held by the Trust, a holder of Trust Preferred Securities may, to the extent permitted by law, institute a legal proceeding directly against SEMCO Energy to enforce the Property Trustee's rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other entity or person, including the Trust; it being understood and intended that no one or more of such holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of the Trust Agreement to affect, disturb or prejudice the rights of any other of such holders or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal and ratable benefit of all such holders. Notwithstanding the foregoing, a holder of Trust Preferred Securities may institute a proceeding directly against SEMCO Energy without first instituting a legal proceeding against or requesting that action be taken by the Property Trustee or any other Person for enforcement of payment to such holder of the principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the due dates specified or provided for in the Subordinated Debentures. In connection with such Direct Action, SEMCO Energy will be subrogated to the rights of such holder of Trust Preferred Securities under the Trust Agreement to the extent of any payment made by SEMCO Energy to such holder of Trust Preferred Securities in such Direct Action.

                         DESCRIPTION OF TRUST GUARANTEE

     Set forth below is a summary of the Trust Guarantee which will be executed by SEMCO Energy for the benefit of holders of Trust Preferred Securities. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. A Prospectus Supplement with respect to the Trust Preferred Securities will identify the indenture trustee for purposes of the Trust Indenture Act (the "Trust Guarantee Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified by its entirety by reference to the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Guarantee will be held by the Property Trustee for the benefit of holders of Trust Preferred Securities.

GENERAL

     To the extent set forth in the Trust Guarantee, SEMCO Energy will agree to pay in full the Guarantee Payments (as defined herein), without duplication of amounts theretofore paid by or on behalf of the Trust, as and when due regardless of defense, right of set off or counter-claim which SEMCO Energy may have. The following payments or distributions to the extent not paid or made (the "Guarantee Payments") will be subject to the Trust Guarantee: (i) any accrued and unpaid distributions on Trust Preferred Securities, to the extent the Trust has funds legally and immediately available therefor; (ii) the redemption price (the "Redemption Price"), to the extent the Trust has funds legally and immediately available therefor with respect to Trust Preferred Securities called for redemption; and (iii) upon voluntary or involuntary termination, dissolution or winding up of the Trust (other than in connection with the distribution of Subordinated Debentures to holders of Trust Preferred Securities or the redemption of all Trust Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on Trust Preferred Securities to the date of payment, to the extent the Trust has funds legally and immediately available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities in liquidation of the Trust. The redemption price and liquidation amount will be fixed at the time the Trust Preferred Securities are issued. SEMCO Energy's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by SEMCO Energy to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Trust Guarantee will not apply to any payment or distribution except to the extent the Trust has funds legally available therefor. If SEMCO Energy does not make interest payments on Subordinated Debentures, the Trust will not pay distributions on Trust Preferred Securities and will not have funds legally available therefor. The Trust Guarantee, when taken together with SEMCO Energy's obligations under the Subordinated Debentures, the Subordinated Indenture and the Trust Agreement, including its obligation to pay costs, expenses, debt, and liabilities of the Trust (other than with respect to the Trust Securities), will be a full and unconditional guarantee, on a subordinated basis, by SEMCO Energy of payments due on the Trust Preferred Securities from the time of issuance, but will not apply to the payment of distributions and other payments on the Trust Preferred Securities when the Property Trustee does not have sufficient funds in the Property Account of the Trust to make such distributions or other payments. If SEMCO Energy does not make interest payments on the Subordinated Debentures held by the Property Trustee, the Trust will not make distributions on the Trust Preferred Securities and will not have funds available therefor. See "Additional Description of the Subordinated Debentures to be Issued to Trust -- Certain Covenants."

AMENDMENT OF TRUST GUARANTEE; ASSIGNMENT

     Except for changes which do not materially adversely affect the rights of holders of Trust Preferred Securities, the Trust Guarantee may be amended only with the approval of not less than 66 2/3% in liquidation amount of Trust Preferred Securities. The manner of obtaining any such approval will be as set forth in Article Six of the Trust Agreement. The Trust Guarantee will bind the successors, assigns receivers, trustees and representatives of SEMCO Energy and continue to benefit the Trust Guarantee Trustee and holders of Trust Preferred Securities. Except in connection with a consolidation, merger, conveyance, transfer or lease involving SEMCO Energy, permitted under Article Eight of the Subordinated Indenture, SEMCO Energy may not assign its rights or delegate its obligations under the Trust Guarantee.

TERMINATION OF THE TRUST GUARANTEE

     The Trust Guarantee will terminate (a) upon full payment of the Redemption Price of all Trust Preferred Securities, (b) upon distribution of Subordinated Debentures held by the Trust to the holders of and in exchange for Trust Preferred Securities or (c) upon full payment of amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. See "Status of the Trust Guarantee" and "Additional Description of Subordinated Debentures to be Issued to Trust -- Subordinated Indenture Additional Events of Default" for a description of the events of default and enforcement rights of the holders of Subordinated Debentures. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must repay any sums paid to them under the Trust Preferred Securities or Trust Guarantee.

EVENTS OF DEFAULT

     An event of default under the Trust Guarantee will occur if SEMCO Energy fails to make the payments required by the Trust Guarantee.

     The holders of a majority in liquidation amount of Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust

Guarantee. If the Trust Guarantee Trustee fails to enforce the Trust Guarantee, any holder of record of Trust Preferred Securities may institute a legal proceeding directly against SEMCO Energy to enforce the Trust Guarantee Trustee's rights, without first instituting any other legal proceeding.

STATUS OF TRUST GUARANTEE

     The Trust Guarantee will constitute an unsecured obligation of SEMCO Energy and will rank (i) subordinate and junior in right of payment to all other liabilities of SEMCO Energy, including the Subordinated Debentures, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock which may now or hereafter be issued or guaranteed by SEMCO Energy; and (iii) senior to SEMCO Energy's Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto. The Trust Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity). The Trust Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the holders of the Trust Preferred Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Trust Guarantee on behalf of the holders of the related Trust Preferred Securities. Except as described under "Termination of the Trust Guarantee" above, the Trust Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust).

INFORMATION CONCERNING TRUST GUARANTEE TRUSTEE

     The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, during the continuance of any default, will exercise the same degree of care as a prudent individual would exercise in the conduct of such individual's own affairs. Subject to such provisions, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Trust Guarantee Trustee, upon the occurrence of an Event of Default under such Trust Guarantee, from exercising the rights and powers vested in it by such Trust Guarantee. The Trust Guarantee Trustee also serves as Property Trustee. SEMCO Energy and its officers and directors have no material relationship with the initial Trust Guarantee Trustee other than normal banking relationships.

GOVERNING LAW

     The Trust Guarantee will be governed by the laws of the State of New York.

                  THE AGREEMENT AS TO EXPENSES AND LIABILITIES

     Pursuant to an Agreement as to Expenses and Liabilities to be entered into by the Company under the Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the Trust other than obligations of the Trust to pay to the holders of the related Trust Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of such Trust Securities or such other similar interests, as the case may be.

               ADDITIONAL DESCRIPTION OF SUBORDINATED DEBENTURES
                             TO BE ISSUED TO TRUST

     Set forth below is a description of the terms of the Subordinated Debentures which the Trust will hold as trust assets. The general provisions of the Subordinated Debentures are set forth under "Description of Debt Securities" above. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Indenture (as defined in "Description of Debt Securities" above), as supplemented by the Supplemental Indenture creating the Subordinated Debentures. The Subordinated Indenture and the form of Supplemental Indenture are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Subordinated Debentures will include those stated in the Subordinated Indenture and the related Supplemental Indenture and those made a part of the Subordinated Indenture by reference to the Trust Indenture Act.

     Upon a dissolution of the Trust, Subordinated Debentures held by the Trust may be distributed to the holders of Trust Securities in liquidation of the Trust. See "Description of Trust Preferred Securities -- Dissolution; Distribution of Subordinated Debentures" in the applicable Prospectus Supplement.

     If any Subordinated Debentures are distributed to holders of Trust Preferred Securities, SEMCO Energy will use its best efforts to have such Subordinated Debentures traded on the same stock exchange as the related Trust Preferred Securities are traded.

GENERAL

     Subordinated Debentures will be issued in a principal amount equal to the aggregate stated Liquidation Amount of Trust Preferred Securities plus SEMCO Energy's investment in Trust Common Securities.

     The entire principal amount of the Subordinated Debentures held by the Trust will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as defined herein), if any, on the date set forth in the applicable Prospectus Supplement.

     The covenants contained in the Subordinated Debenture Indenture would not necessarily afford protection to holders of the Subordinated Debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings of SEMCO Energy.

     If Subordinated Debentures held by the Trust are distributed to holders of the Trust Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debentures will initially be issued as a Global Security. To the extent described under "Description of the Subordinated Debentures -- Book Entry and Issuance" in the applicable Prospectus Supplement, under certain limited circumstances, Subordinated Debentures may be issued in certificated form in exchange for a Global Security. In the event Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations as specified in the applicable Prospectus Supplement and integral multiples thereof and may be transferred or exchanged at the offices described therein. Payments on Subordinated Debentures issued as a Global Security will be made to the Depositary for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided, that payment of interest may be made at the option of SEMCO Energy by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving SEMCO Energy.

CERTAIN COVENANTS

     If (i) there has occurred any event that would constitute an Indenture Event of Default or (ii) SEMCO Energy is in default with respect to its payment of any obligations under the Trust Guarantee, then (a) SEMCO Energy may not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of SEMCO Energy common stock in connection with the satisfaction by SEMCO Energy of its obligations under any employee benefit plans or any other contractual obligation of SEMCO Energy (other than a contractual obligation ranking pari passu with or junior to the Subordinated Debentures), (ii) as a result of a reclassification of SEMCO Energy capital stock or the exchange or conversion of one class or series of SEMCO Energy capital stock for another class or series of SEMCO Energy capital stock, or (iii) the purchase of fractional interests in shares of SEMCO Energy capital stock pursuant to the conversion or exchange provisions of such SEMCO Energy capital stock or the security being converted or exchanged), (b) SEMCO Energy may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by SEMCO Energy which rank pari passu with or junior to the Subordinated Debentures, and (c) SEMCO Energy may not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee).

     SEMCO Energy will covenant, as long as Trust Preferred Securities remain outstanding, (i) to maintain 100% ownership of Trust Common Securities, (ii) to not cause the Trust to terminate, except in connection with a distribution of Subordinated Debentures and (iii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

OPTIONAL REDEMPTION

     SEMCO Energy will have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, without premium or penalty, on or after the date set forth in the applicable Prospectus Supplement, upon not less than thirty (30) or more than sixty (60) days' notice, at a redemption price equal to a percentage of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the Redemption Date, as specified in the applicable Prospectus Supplement. If a partial redemption of the Trust Preferred Securities resulting from a partial redemption of the Subordinated Debentures held by the Trust would result in the delisting of the Trust Preferred Securities, SEMCO Energy may only redeem such Subordinated Debentures in whole. In addition, upon the occurrence of a Special Event, SEMCO Energy may, upon not less than thirty (30) or more than (60) days notice, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Subordinated Indenture, redeem the Subordinated Debentures, in whole, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including Additional Interest, if any) to the Redemption Date. In the event of redemption of the Subordinated Debentures in part only, new Subordinated Debentures for the unredeemed portion shall be issued in the name or names of the holders thereof upon the surrender thereof.

INTEREST

     Each Subordinated Debenture will bear interest at the rate set forth in the applicable Prospectus Supplement from the original date of issuance, payable quarterly in arrears on dates which will be specified in the Prospectus Supplement (each, an "Interest Payment Date"), to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, on the record date specified in the applicable Prospectus Supplement.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Except to the extent set forth in the applicable Prospectus Supplement, SEMCO Energy will have the right at any time to defer payments of interest on Subordinated Debentures by extending the interest payment period for up to 20 consecutive quarters. At the end of such an Extension Period, SEMCO Energy will pay all interest then accrued and unpaid (including any Additional Interest, together with interest thereon at the rate specified and to the extent permitted by applicable law). SEMCO Energy covenants in the Supplemental Indenture for the benefit of the holders of a series of Subordinated Debentures, that, subject to the next succeeding sentence, (a) SEMCO Energy shall not declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) SEMCO Energy shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Trust Guarantee) issued by SEMCO Energy which rank pari passu with or junior to said series of Subordinated Debentures
(i) if at such time SEMCO Energy shall have given notice of its election to extend an interest payment period for a series of Subordinated Debentures and such extension shall be continuing or (ii) if at such time an Event of Default with respect to a series of Subordinated Debentures shall have occurred and be continuing. The preceding sentence, however, shall not restrict (A) any of the actions described in the preceding sentence resulting from any reclassification of SEMCO Energy's capital stock or the exchange or conversion of one class or series of SEMCO Energy's capital stock for another class or series of SEMCO Energy's capital stock, (B) repurchases, redemptions or other acquisitions of shares of SEMCO Energy's capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase and dividend reinvestment plan, and (C) dividends or distributions in capital stock of SEMCO Energy, or
(D) the purchase of fractional interests in shares of SEMCO Energy's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     Prior to the termination of any such Extension Period for a series of Subordinated Debentures, SEMCO Energy may further defer payments of interest on such Subordinated Debentures, by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof for such series of Subordinated Debentures may not exceed 20 consecutive quarters or extend beyond the maturity of such series of Subordinated Debentures.

     Upon the termination of any Extension Period for a series of Subordinated Debentures, and the payment of all accrued and unpaid interest on the Subordinated Debentures then due, SEMCO Energy may select a new Extension Period for such series of Subordinated Debentures, as if no Extension Period had previously been declared, subject to the above requirements. No interest on a series of Subordinated Debentures during an Extension Period, except at the end thereof, will be due and payable on such series of Subordinated Debentures.

     If the Property Trustee is the sole holder of the Subordinated Debentures, SEMCO Energy will give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period for such series of Subordinated Debentures one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the related Trust Preferred Securities are payable or
(ii) the date the Trust is required to give notice to the NASDAQ or other applicable self-regulatory organization or to holders of such Trust Preferred Securities on the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of SEMCO Energy's selection of such Extension Period to the holders of such Trust Preferred Securities. If the Property Trustee is not the sole holder of a series of Subordinated Debentures, SEMCO Energy will give the holders of such Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date SEMCO Energy is required to give notice to the NASDAQ or other applicable self-regulatory organization or to holders of such Subordinated Debentures, but in any event at least two Business Days before such record date.

     SEMCO Energy has no present intention to defer interest payments.

ADDITIONAL INTEREST

     If the Trust is required to pay any taxes, duties, assessments or other governmental charges (other than withholding taxes) imposed by the United States, or any other taxing authority, SEMCO Energy will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such charges will be equal to the amount the Trust would have received had no such charge been imposed.

SUBORDINATED INDENTURE ADDITIONAL EVENTS OF DEFAULT

     In addition to the Events of Default described under "Description of Debt Securities -- Events of Default," the following will be an additional Event of
Default:

          (a) the voluntary or involuntary dissolution, winding up or termination of the Trust except in connection with

              (i) the distribution of Subordinated Debentures to holders of Trust Securities in liquidation of the Trust,

              (ii) the redemption of all outstanding Trust Securities, or

             (iii) certain mergers or consolidations permitted by the Trust Agreement.

     The holders of not less than a majority in aggregate principal amount of Subordinated Debentures may waive any past default, except (i) a default in payment of principal, premium, interest or Additional Interest (unless such default has been cured and a sum sufficient to pay all installments due otherwise than by acceleration has been deposited with the Subordinated Debenture Trustee) or (ii) a default in a covenant or provision which under Article Nine of the Subordinated Indenture may not be modified or amended without the consent or each holder of a Subordinate Debenture. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as holder of Subordinated Debentures.

PAYMENT AND PAYING AGENTS

     Payment of principal and premium (if any) on Subordinated Debentures will be made only if the holder of Subordinated Debentures surrenders them to the Paying Agent of the Subordinated Debentures.

     Principal of and any premium and interest, if any, on Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as SEMCO Energy may designate from time to time pursuant to the Subordinated Debenture Indenture. Payment of interest on the Subordinated Debentures on any Interest Payment Date will be made to the person in whose name the Subordinated Debenture (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

     The Subordinated Indenture Trustee will act as Paying Agent with respect to the Subordinated Debentures. SEMCO Energy may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that SEMCO Energy will be required to maintain a Paying Agent at the place of payment.

CONSOLIDATION, MERGER AND SALE

     The Subordinated Indenture provides that the Company will be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume the Company's obligations under the Trust Guarantee and the payment of the principal of (and premium, if any) and interest on all of the Subordinated Debentures and the due and punctual performance and observance of all of the covenants and conditions contained in the Subordinated

Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Subordinated Indenture or the Trust Guarantee, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Indenture Trustee (Sections 801 and 803 of the Subordinated Indenture).

INFORMATION CONCERNING SUBORDINATED DEBENTURE TRUSTEE

     The Subordinated Indenture Trustee, prior to default and after the curing of all defaults, if any, undertakes to perform only such duties as are specifically set forth in the Subordinated Indenture and, after a default (that has not been cured or waived), will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Indenture at the request of any holder of Subordinated Indentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing will not relieve the Subordinated Indenture Trustee, upon the occurrence of an Indenture Event of Default, from exercising the rights and powers vested in it by the Subordinated Indenture. The Subordinated Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Subordinated Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

     SEMCO Energy will have the right at all times to assign any of its rights or obligations under the Subordinated Indenture to a direct or indirect wholly-owned subsidiary of SEMCO Energy; provided that, in the event of any such assignment, SEMCO Energy will remain liable for all of such obligations. Subject to the foregoing, the Subordinated Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Subordinated Indenture provides that it may not otherwise be assigned by the parties thereto.

              EFFECT OF OBLIGATIONS UNDER SUBORDINATED DEBENTURES
                    AND TRUST PREFERRED SECURITIES GUARANTEE

     As long as payments are made when due on Subordinated Debentures, the Trust will have sufficient funds to be able to make all appropriate payments on Trust Securities. This is primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of such Trust Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) SEMCO Energy will pay for all costs and expenses of each Trust; and (iv) the Trust Agreement provides that the Trustees may not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions and other payments due on the Trust Preferred Securities (to the extent funds are available therefor) are guaranteed by SEMCO Energy to the extent set forth under "Description of the Trust Guarantee." If SEMCO Energy does not make interest payments on Subordinated Debentures, it is expected that the Trust will not have sufficient funds to pay distributions on its Trust Preferred Securities. The Trust Guarantee is a full and unconditional guarantee, but does not apply to any payment unless the Trust has sufficient funds for such payment.

     If SEMCO Energy fails to make payments on Subordinated Debentures when due (taking into account any Extension Period), the Trust Agreement will provide a mechanism whereby holders of Trust Preferred Securities may direct the Property Trustee to enforce its rights, including proceeding directly against SEMCO Energy. If the Property Trustee fails to enforce its rights, a holder of Trust Preferred Securities may sue

SEMCO Energy directly to enforce those rights, without first instituting legal proceedings against the Trust, the Property Trustee or any other person or entity.

     If SEMCO Energy fails to make payments under the Trust Guarantee, the Trust Guarantee provides a mechanism whereby the holders of Trust Preferred Securities may direct the Trust Guarantee Trustee to enforce its rights. If the Trust Guarantee Trustee fails to enforce its rights, any holder of Trust Preferred Securities may institute a legal proceeding against SEMCO Energy directly to enforce those rights without first instituting legal proceedings against the Trust, the Trust Guarantee Trustee or any other person or entity.

     Pursuant to an Agreement as to Expenses and Liabilities to be entered into by the Company under the Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of the Trust other than obligations of the Trust to pay to the holders of the related Trust Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of such Trust Securities or such other similar interests, as the case may be.

     The above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by SEMCO Energy of payments due on Trust Preferred Securities to the extent of funds available to the Trust.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, 500,000 shares of Cumulative Preferred Stock, par value $1.00 ("Preferred Stock"), and 3,000,000 shares of Preference Stock, par value $1.00 ("Preference Stock"). At March 31, 1998, there were outstanding 13,644,875 shares of Common Stock and 6,751 shares of Series A Convertible Cumulative Preferred Stock, a series of the Preferred Stock (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock outstanding is currently convertible into 4.11 shares of Common Stock or an aggregate of approximately 27,747 shares of Common Stock. 2,000,000 shares of the Preference Stock are reserved for issuance pursuant to a Shareholder Rights Plan described below; no Preference Stock is outstanding.

     A copy of the Company's Articles of Incorporation is filed as an Exhibit to the Registration Statement. The following summary does not purport to be complete and is subject in all respects to the provisions of such Articles of Incorporation and does not relate to or give effect to the provisions of the statutory or common law of the State of Michigan. The summary given below is qualified in its entirety by reference to such Articles of Incorporation and the laws of the State of Michigan.

COMMON STOCK

     Dividend Rights. The holders of Common Stock are entitled to dividends when, as and if, declared by the Company's Board of Directors out of the surplus of the Company after full cumulative dividends on the Preferred Stock and Preference Stock shall have been paid or set apart for payment and any sinking fund obligations with respect to the Preferred Stock and Preference Stock have been satisfied.

     The Company has long-term debt agreements which contain restrictive financial covenants including, among others, limits on the payment of dividends beyond certain levels. The Company is currently in compliance with all of the covenants in these agreements. With respect to the payment of dividends or any other distributions in respect of its capital stock, such agreements provide that the Company may not declare and pay any dividends (except dividends or other distributions payable in shares of its capital stock), redeem or retire its capital stock (or any warrants, rights, or options to purchase or acquire its capital stock), or make other distributions with respect to its capital stock (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being collectively referred to as "Restricted Payments") if, after giving effect thereto, (i) any event of default under such agreements exist; (ii) the aggregate amount of Restrictive Payments since January 1, 1994 would exceed the Company's consolidated net income for the same period plus an adjustment factor of $14,171,000; or (iii) would cause the consolidated net worth of the Company to be less than $80,000,000.

After December 31, 1999, the adjustment factor of $14,171,000 is reduced each quarter by $625,000 until the adjustment factor equals $11,000,000. Under the most restrictive terms, as of March 31, 1998, $12,381,000 is available for dividends.

     Voting Rights. The holders of Common Stock are entitled to one vote for each share on all matters voted upon by the Company's shareholders and, subject to any voting rights of the holders of the Cumulative Preferred Stock and Preference Stock described below, the holders of such shares currently possess all voting power. The Company's Articles of Incorporation provide for cumulative voting for the election of directors of the Company.

     Preemptive Rights. No holder of Common Stock has any preemptive right to subscribe to any additional securities which may be issued by the Company.

     Liquidation Rights. Subject to the preferential rights of holders of the Preferred Stock and Preference Stock, the holders of the Common Stock are entitled to share on a pro rata basis in the net assets of the Company which remain after satisfaction of all liabilities.

PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further action by shareholders, to issue Preferred Stock, in one or more series, from time to time, with such rights and preferences as may be provided in a resolution adopted by the Board of Directors. The authority of the Board includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the rate of dividends and the extent of further participation in dividend distribution, if any; (ii) the price at and the terms and conditions on which the shares are redeemable; (iii) the amount payable upon shares in event of voluntary or involuntary liquidation;
(iv) sinking fund provisions for the redemption or purchase of shares; and (v) the terms and conditions on which shares are convertible.

     In the event of the liquidation or dissolution of the Company, the holders of Preferred Stock are entitled to receive a fixed amount for each series before any distribution is made to the holders of Common Stock. As long as any Preferred Stock remains outstanding, the Company may not purchase any shares of its Common Stock or redeem any Preference Stock.

     As long as any Preferred Stock remains outstanding, the Company may not without the consent of the holders of at least two-thirds of the outstanding Preferred Stock authorize any class of stock having a priority or preference over or ranking on a parity with the Preferred Stock as to dividends or distribution of assets.

     If at any time the Company shall fail to declare and pay or set apart for payment in full eight quarterly dividends (whether or not consecutive) on all of the outstanding Preferred Stock, then the holders of the outstanding Preferred Stock shall, thereupon, have the right, voting as a single class irrespective of series, to elect such number of directors of the Company as shall constitute one less than the smallest number of directors necessary to constitute a majority of the full Board of Directors, and such right shall continue (and may be exercised at any annual or other meeting of shareholders for the election of directors) until the Company shall have paid or declared and set apart for payment all accrued dividends on the Preferred Stock for all past quarterly dividend periods.

SERIES A PREFERRED STOCK

     The Series A Preferred Stock carries a dividend of $2.3125 per share per annum which accrued from the date of original issue. Upon redemption, the holders of such shares are entitled to receive $25 per share plus all dividends accrued or in arrears thereon. The preferential amount payable upon the shares of this series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction of capital resulting in the distribution of assets to the shareholders, is $25 per share together with an amount equal to dividends accrued or in arrears thereon. The holders of shares of this series shall have the right, at their option, to convert such shares into shares of Common Stock of the Company at any time at a current conversion price of 4.11 shares of Common Stock for each share of Series A Preferred Stock. The conversion price is subject to adjustment as a result of certain events. The holders of Series A Preferred Stock have the voting rights described above under Preferred Stock.

PREFERENCE STOCK

     The Board of Directors has the authority to divide the shares of Preference Stock into series and, within the limitations set forth in the laws of the State of Michigan and in the Articles of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established. The Preference Stock ranks junior to all series of Preferred Stock as to the payment of dividends and the distribution of assets, except to the extent that a specific series of Preferred Stock provides otherwise.

SERIES A PREFERENCE STOCK

     In January, 1997, the Board of Directors created a series of Preference Stock designated as Series A Preference Stock with the number of shares constituting such series set at 2,000,000. No shares of Preference Stock are outstanding.

     If Series A Preference Stock was outstanding, dividends would accrue and be cumulative in an amount per share per quarter equal to the greater of (i) $10.00 or (ii) the Adjustment Number (as defined below) times the per share amount of all cash dividends, and the Adjustment Number times the per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the shares of Common Stock), declared on the Common Stock since the preceding quarterly dividend payment date, or, if later, since the issuance or such Series A Preference Stock. Upon any liquidation or dissolution of the Company the holders of Series A Preference Stock are entitled to receive $100 per share plus all accrued and unpaid dividends. The Series A Preference Stock is not redeemable and ranks junior to all series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any series provides otherwise. If Series A Preference Stock was outstanding, a holder of Series A Preference Stock would be entitled to the number of votes equal to the Adjustment Number times the number of votes to which a holder of Common Stock is entitled. Except as otherwise provided below or by law, Series A Preference Stock and Common Stock shall vote together as one class on all matters submitted to a vote of the holders of Common Stock. If any dividends on Series A Preference Stock shall be in arrears for six or more quarterly dividends, a "default period" shall begin. The default period shall end when all accrued dividends shall have been paid or set apart for payment. During a default period, Series A Preference Stock shall have the right to elect two directors. This vote shall be as a class for all series of Preference Stock entitled to vote.

     The Articles of Incorporation initially set the Adjustment Number at 100. If the Company shall (i) pay any dividend on Common Stock in shares of Common Stock, (ii) subdivide the Common Stock, or (iii) combine the Common Stock into a smaller number of shares, the Adjustment Number shall be modified by multiplying it by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

     The Company sponsors a direct stock purchase and dividend reinvestment plan (the "Reinvestment Plan") under which investors may purchase shares of Common Stock without paying brokerage fees and other expenses. Under the Reinvestment Plan, Common Stock may be purchased at the average of the over-the-counter closing ask prices for the three trading days prior to the fifth day of each month as quoted in the NASDAQ System. The Company initially reserved 2,000,000 shares of its Common Stock for issuance under the Reinvestment Plan. As of May 15, 1998, 1,848,943 shares were available for issuance under the Reinvestment Plan.

OTHER PROVISIONS

     Articles of Incorporation. The following provisions of the Company's Articles of Incorporation may delay, defer or prevent a person from acquiring the Company or changing control of the Company's Board of Directors. The Company's Articles of Incorporation divide the Board into three classes with staggered terms; each director is elected for a three year term. Approximately one-third of the Board positions are filled by a shareholder vote each year. Directors may be removed but only for cause, at an annual meeting of shareholders and by the affirmative vote of a majority of the shares then entitled to vote for the election of directors. In addition to requirements imposed under Section 7A of the Michigan Business Corporation Act (the "MBCA"), the Company's Articles of Incorporation provide that a business combination cannot occur unless a written opinion is obtained from an independent investment banker that the consideration to be paid to the shareholders of the Company is fair and reasonable; provided, however, the directors may waive this requirement. The Company's Articles of Incorporation also contain provisions limiting the personal liability of directors.

     Anti-Takeover Statutes. The Company is subject to Chapter 7A of the MBCA, which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. Such requirements do not apply if (i) the corporation's board of directors approves the transaction prior to the time the 10% owner becomes such or (ii) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

     The Company is subject to Chapter 7B of the MBCA which provides that, unless a corporation's articles of incorporation or bylaws provide that Chapter 7B does not apply, "control shares" of a corporation acquired in a control share acquisition have no voting rights except as granted by the stockholders of the corporation. "Control shares" are shares which, when added to shares previously owned by a stockholder, increase such stockholder's ownership of voting stock to more than 20% but less than 33 1/3%, more than 33 1/3% but less than a majority, or more than a majority, of the votes to which all of the capital stock of the corporation is entitled. Voting rights of control shares must be approved by the affirmative vote of a majority of all shares entitled to vote excluding voting shares owned by the acquirer and certain officers and directors. However, no such approval is required for gifts or other transactions not involving consideration, for a merger to which the corporation is a party or certain other transactions described in Chapter 7B.

     Rights to Purchase Preference Stock. In January 1997, the Company adopted a Shareholder's Rights Plan (the "Shareholders Rights Plan") pursuant to which 2,000,000 shares of Series A Preference Stock are reserved under the Shareholders Rights Plan for sale to holders of Common Stock. The Common Stock currently trades with a right (the "Right") to purchase such Series A Preference Stock. The Right is intended to protect shareholders in the event of an unsolicited attempt to acquire the Company and becomes exercisable upon the occurrence of certain triggering events. The Right is transferred automatically with the transfer of the Common Stock until separate rights certificates are distributed upon the occurrence of certain events. The Right could have the effect of delaying, deferring or preventing a person from acquiring the Company or accomplishing a change in control of the Company's board of directors.

     Registration Rights. In connection with the Company's acquisition of Hotflame (See "The Company -- SEMCO Ventures, Inc."), the Company has agreed, among other things, to file with the Commission a registration statement for the 352,944 shares of Common Stock received by the selling shareholders of Hotflame and use its best efforts to keep the registration statement effective until the earlier of (i) the time all the Common Stock received by the selling shareholders of Hotflame has been sold or (ii) one year. The Company intends to file a Registration Statement on Form S-3 with respect to these shares of Common Stock.

     Transfer Agent. The Company is its own transfer agent and registrar for its Common Stock.

     The Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ National Market System under the symbol SMGS.

                              PLAN OF DISTRIBUTION

     SEMCO Energy may sell Medium Term Notes or Common Stock and the Trust may sell Trust Preferred Securities in any of the following ways: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters or (iv) through dealers.

     Offers to purchase these securities may be solicited directly by SEMCO Energy and/or the Trust, or by their agents. The applicable Prospectus Supplement will set forth the terms of the offering of the Offered Securities, including the names of any underwriters, dealers or agents, the purchase price of such Offered Securities, the proceeds to the Company, any underwriting discounts or other compensation any initial public offering providing any discounts or concessions or paid to dealers or any security exchange on which such Offered Securities may be listed.

     If underwriters or dealers are used, securities will be acquired by them for their own account and may be resold in one or more transactions at fixed or varying prices determined at the time of sale. Each underwriter and dealer will be named in the applicable Prospectus Supplement. Underwriters and dealers may receive discounts or commissions from SEMCO Energy and may also receive commissions from purchasers.

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by SEMCO Energy and/or the Trust against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments the underwriters, dealers or agents may be required to make in respect thereof.

     Certain of the underwriters, agents and their controlling persons may engage in transactions with or perform services for SEMCO Energy or its affiliates in the ordinary course of business.

     All Debt Securities and all Trust Preferred Securities will be new issues of securities with no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to so do and may discontinue any market making at any time without notice. No assurance can be given concerning liquidity of the trading market for any such securities.

                                 LEGAL MATTERS

     The validity of the securities offered here and certain related matters will be passed upon for SEMCO Energy, and certain United Stated federal income taxation matters will be passed upon for SEMCO Energy and the Trust by Dickinson Wright PLLC, Detroit, Michigan. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

     The Financial Statements and schedule included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     With respect to the unaudited interim consolidated financial information in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate report thereon states that they did not audit and they did not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended ("Securities Act"), for their report on the unaudited interim consolidated financial information because that report is not a "report" or "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     Future Financial Statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent that said firm has audited said Financial Statements and consented to the use of their reports thereon.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, SEMCO CAPITAL TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR SEMCO CAPITAL TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                              PAGE
                                              ----
Summary of Offering.......................     S-4
Risk Factors..............................     S-8
SEMCO Capital Trust.......................    S-10
Description of the Trust Preferred
  Securities..............................    S-11
Description of the Subordinated
  Debentures..............................    S-23
Relationship Among the Trust Preferred
  Securities, the Subordinated Debentures
  and the Trust Guarantee.................    S-26
Material Federal Income Tax
  Considerations..........................    S-28
Underwriting..............................    S-31
Legal Opinions............................    S-32
Glossary..................................    S-33
                    PROSPECTUS
Available Information.....................       2
Incorporation of Certain Information by
  Reference...............................       3
The Company...............................       3
The Trust.................................       5
Use of Proceeds...........................       6
Consolidated Ratios of Earnings to Fixed
  Charges.................................       6
Description of Debt Securities............       7
Description of Trust Preferred
  Securities..............................      19
Description of the Trust Guarantee........      20
The Agreement as to Expenses and
  Liabilities.............................      22
Additional Description of Subordinated
  Debentures to be Issued to Trust........      23
Effect of Obligations Under Subordinated
  Debentures and Trust
  Preferred Securities Guarantee..........      27
Description of Capital Stock..............      28
Plan of Distribution......................      32
Legal Matters.............................      32
Experts...................................      33

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                              SEMCO CAPITAL TRUST

                                    % CUMULATIVE
                           TRUST PREFERRED SECURITIES
                          ---------------------------

                             PROSPECTUS SUPPLEMENT

                          ---------------------------

                                           , 1998

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the distribution of the Offered Securities:

Securities and Exchange Commission Registration Fee.........    $   59,000
Printing Expenses...........................................       180,000
Accounting Fees and Expenses................................       120,000
Legal Fees and Expenses.....................................       600,000
Trustee Fees and Expense....................................        35,000
Miscellaneous Expenses......................................       216,000
                                                                ----------
          Total Estimated Expenses..........................    $1,210,000
                                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Bylaws of the Company provide that directors and officers, former directors and officers, their heirs, executors and administrators of the Company are entitled to indemnification to the extent and under the circumstances permitted by the Michigan Business Corporation Act ("MBCA") including, where permitted and upon satisfaction of any undertaking required, advance of expenses.

     Through reference to the MBCA, the Company's Bylaws contain indemnification provisions concerning third party actions as well as actions in the right of the Company. The Bylaws, through reference to the MBCA, provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     With respect to derivative actions, the Bylaws, through the reference to the MBCA, provide that the Company shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such judgment or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, but such indemnification is limited to reasonable expenses incurred.

     The MBCA provides for corporate power to purchase and maintain insurance on behalf of directors and officers (including persons acting as a director, officer, employee or agent of another business entity on behalf of the corporation) against any liability due to such status, whether or not the corporation would have power to indemnify such person against such liability. The Company provides such insurance.

     The Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, it does not eliminate or limit the liability of a director for any breach of a duty, act or omission for which the elimination or limitation of liability is not permitted by the MBCA, currently including, without limitation, the following:
(1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the Company or its shareholders; (3) illegal loans, distributions of dividends or assets, or stock purchases as described in Section 551(1) of MBCA; and (4) an intentional criminal act committed by the director.

     The Trust Agreement provides that the Company shall indemnify the Trustees against loss, damage, claim, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their power or duties thereunder.

ITEM 16. EXHIBITS.

EXHIBIT NO.                    DESCRIPTION OF DOCUMENT
-----------                    -----------------------
 1.1*        Form of Underwriting Agreement relating to the Subordinated
             Debentures and Trust Preferred Securities
 1.2*        Form of Distribution Agreement relating to the Medium Term
             Notes
 1.3*        Form of Underwriting Agreement relating to the Common Stock
 3.1         Articles of Incorporation (a)
 3.2         Bylaws (b)
 4.1         Form of Subordinated Debenture Indenture
 4.2         Form of Supplemental Indenture to Subordinated Debenture
             Indenture to be used in connection with issuance of
             Subordinated Debentures
 4.3         Form of Note Indenture
 4.4*        Form of Supplemental Indenture, if any, to Note Indenture to
             be used in connection with the issuance of Medium Term Notes
 4.5         Certificate of Trust for SEMCO Capital Trust
 4.6         Trust Agreement for SEMCO Capital Trust
 4.7         Amended and Restated Trust Agreement for SEMCO Capital Trust
 4.8         Form of Trust Preferred Security (included in Exhibit 4.7
             above)
 4.9         Form of Trust Guarantee
 4.10        Form of Subordinated Debenture (included in Exhibit 4.2
             above)
 4.11*       Form of Medium Term Note
 4.12        Form of Agreement as to Expenses and Liabilities (included in Exhibit 4.7 above)
 4.13        Specimen of Common Stock Certificate
 4.14        Shareholder's Rights Agreement dated as of April 16, 1997
             (c)
 5.1         Opinion of Dickinson Wright PLLC
 5.2         Opinion of Richards, Layton & Finger, P.A. relating to SEMCO
             Capital Trust
 8           Tax Opinion of Dickinson Wright PLLC
12           Statement Relating to Computation of Ratios
23.1         Consent of Dickinson Wright PLLC (included in Exhibit 5.1
             above)
23.2         Consent of Dickinson Wright PLLC (included in Exhibit 8
             above)
23.3         Consent of Richards, Layton & Finger, P.A. (included in
             Exhibit 5.2 above)
23.4         Consents of Arthur Andersen LLP
24           Power of Attorney
25.1         Statement of Eligibility on Form T-1 of Note Indenture
             Trustee
25.2         Statement of Eligibility on Form T-1 of Subordinated
             Indenture Trustee
25.3         Statement of Eligibility on Form T-1 of Property Trustee
25.4         Statement of Eligibility on Form T-1 of Guarantee Trustee
27*          Financial Data Schedule

-------------------------
 *  To be filed by amendment.

(a) Articles of Incorporation as restated July 11, 1989, (Filed with Form 10-K for 1989, dated March 29, 1990, File No. 0-8503), Certificate of Amendment to Article III of the Articles of Incorporation dated May 16, 1990 (Filed with Form 10-K for 1990, dated March 28, 1991, File No 0-8503) and Certificate of Amendment to Articles I, III and VI of the Articles of Incorporation dated April 16, 1997 (Filed with Form 10-Q for the quarter ended March 31, 1997, File No. 0-8503) and incorporated herein by reference with the same effect as if filed with this Registration Statement.

(b) Filed with Form 10-Q for the quarter ended September 30, 1997, File No. 0-8503, and incorporated herein by reference with the same effect as if filed with this Registration Statement.

(c) Filed with Form 10-K for 1996, dated March 27, 1997, File No. O-8503, and incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

     Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement; provided, however that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of SEMCO Energy's Form 10-K pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To provide to the underwriter (if any), at the closing of the sale of Trust Preferred Securities, certificates representing Trust Preferred Securities in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer, or controlling person of a Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the affected Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (7) That, for the purposes of determining any liability under the Securities Act of 1933:

             (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 18. FINANCIAL STATEMENTS AND SCHEDULES.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, SEMCO Energy, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron and State of Michigan, on the 8th day of July, 1998.

                                          SEMCO ENERGY, INC.

                                          By:    /s/ WILLIAM L. JOHNSON

                                            ------------------------------------
                                                     William L. Johnson
                                               Chairman, President and C.E.O.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on July 8, 1998.

                      SIGNATURE                                              TITLE
                      ---------                                              -----

                                                         Chairman and President (Director and Principal
-----------------------------------------------------    Executive Officer)
                 William L. Johnson

                                                         Senior Vice President (Principal Financial and
-----------------------------------------------------    Accounting Officer)
                 Robert J. Digan, II

              /s/ DANIEL A. BURKHARDT*                   Director
-----------------------------------------------------
                 Daniel A. Burkhardt

                /s/ EDWARD J. CURTIS*                    Director
-----------------------------------------------------
                  Edward J. Curtis

                 /s/ JOHN T. FERRIS*                     Director
-----------------------------------------------------
                   John T. Ferris

               /s/ MICHAEL O. FRAZER*                    Director
-----------------------------------------------------
                  Michael O. Frazer

                /s/ HARVEY I. KLEIN*                     Director
-----------------------------------------------------
                   Harvey I. Klein

                                                         Director
-----------------------------------------------------
                  Stewart J. Kniff

                /s/ BRUCE G. MACLEOD*                    Director
-----------------------------------------------------
                  Bruce G. Macleod

               /s/ FREDERICK S. MOORE*                   Director
-----------------------------------------------------
                 Frederick S. Moore

                /s/ EDITH A. STOTLER*                    Director
-----------------------------------------------------
                  Edith A. Stotler

               /s/ DONALD W. THOMASON*                   Director
-----------------------------------------------------
                 Donald W. Thomason

*By /s/ WILLIAM L. JOHNSON
-----------------------------------------------------
    William L. Johnson, Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the SEMCO Capital Trust has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron and State of Michigan, on the 8th day of July, 1998.

                                          SEMCO CAPITAL TRUST

                                          By SEMCO Energy, Inc., as Depositor

                                          BY: /s/ WILLIAM L. JOHNSON
                                             -----------------------------------
                                             William L. Johnson
                                             Chairman, President and C.E.O.

                                          BY: /s/ ROBERT J. DIGAN, II
                                             -----------------------------------
                                             Robert J. Digan, II
                                             Senior Vice President and Chief
                                              Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT NO.                    DESCRIPTION OF DOCUMENT
-----------                    -----------------------
 1.1*        Form of Underwriting Agreement relating to the Subordinated
             Debentures and Trust Preferred Securities
 1.2*        Form of Distribution Agreement relating to the Medium Term
             Notes
 1.3*        Form of Underwriting Agreement relating to the Common Stock
 3.1         Articles of Incorporation (a)
 3.2         Bylaws (b)
 4.1         Form of Subordinated Debenture Indenture
 4.2         Form of Supplemental Indenture to Subordinated Debenture
             Indenture to be used in connection with issuance of
             Subordinated Debentures
 4.3         Form of Note Indenture
 4.4*        Form of Supplemental Indenture, if any, to Note Indenture to
             be used in connection with the issuance of Medium Term Notes
 4.5         Certificate of Trust for SEMCO Capital Trust
 4.6         Trust Agreement for SEMCO Capital Trust
 4.7         Amended and Restated Trust Agreement for SEMCO Capital Trust
 4.8         Form of Trust Preferred Security (included in Exhibit 4.7
             above)
 4.9         Form of Trust Guarantee
 4.10        Form of Subordinated Debenture (included in Exhibit 4.2
             above)
 4.11*       Form of Medium Term Note
 4.12        Form of Agreement as to Expenses and Liabilities (included in Exhibit 4.7 above)
 4.13        Specimen of Common Stock Certificate
 4.14        Shareholder's Rights Agreement dated as of April 16, 1997
             (c)
 5.1         Opinion of Dickinson Wright PLLC
 5.2         Opinion of Richards, Layton & Finger, P.A. relating to SEMCO
             Capital Trust
 8           Tax Opinion of Dickinson Wright PLLC
12           Statement Relating to Computation of Ratios
23.1         Consent of Dickinson Wright PLLC (included in Exhibit 5.1
             above)
23.2         Consent of Dickinson Wright PLLC (included in Exhibit 8
             above)
23.3         Consent of Richards, Layton & Finger, P.A. (included in
             Exhibit 5.2 above)
23.4         Consents of Arthur Andersen LLP
24           Power of Attorney
25.1         Statement of Eligibility on Form T-1 of Note Indenture
             Trustee
25.2         Statement of Eligibility on Form T-1 of Subordinated
             Indenture Trustee
25.3         Statement of Eligibility on Form T-1 of Property Trustee
25.4         Statement of Eligibility on Form T-1 of Guarantee Trustee
27*          Financial Data Schedule

-------------------------
 *  To be filed by amendment.

(a) Articles of Incorporation as restated July 11, 1989, (Filed with Form 10-K for 1989, dated March 29, 1990, File No. 0-8503), Certificate of Amendment to Article III of the Articles of Incorporation dated May 16, 1990 (Filed with Form 10-K for 1990, dated March 28, 1991, File No 0-8503) and Certificate of Amendment to Articles I, III and VI of the Articles of Incorporation dated April 16, 1997 (Filed with Form 10-Q for the quarter ended March 31, 1997, File No. 0-8503) and incorporated herein by reference with the same effect as if filed with this Registration Statement.

(b) Filed with Form 10-Q for the quarter ended September 30, 1997, File No. 0-8503, and incorporated herein by reference with the same effect as if filed with this Registration Statement.

(c) Filed March 6, 1997 as part of 1997 Proxy Statement, dated March 7, 1997, File No. D-8503, and incorporated herein by reference with the same effect as if filed with this Registration Statement.